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                                                                       EXHIBIT 1

                      AGREEMENT AND PLAN OF REORGANIZATION



THIS AGREEMENT ("Agreement") is made and entered into as of the 31st day of January, 1996, by and among PHOTOCOMM, INC., an Arizona corporation ("Photocomm"), JADCO MANUFACTURING , INC., an Arizona corporation ("Jadco"), and JAMES C. ALLEN ("Allen").


RECITALS:

         A. The respective Boards of Directors of Photocomm and Jadco have concluded that it is to their respective mutual advantage and benefit to effect a reorganization whereby Photocomm will acquire substantially all of the assets of Jadco in consideration solely of voting stock of Photocomm in accordance with the terms and conditions contained herein, such transaction to be a reorganization under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended.

         B. Jadco intends, as a condition precedent to such transaction, to authorize and adopt a plan of complete liquidation and, following the adoption of such plan and such transaction, to carry out such liquidation.


                                   AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions set forth in this Agreement, the parties agree as follows:

         1.0 SALE OF ASSETS OF JADCO TO PHOTOCOMM. Upon and subject to the terms and conditions herein stated, Photocomm agrees to acquire from Jadco and Jadco agrees to transfer, assign and convey to Photocomm upon the Closing Date (as hereinafter defined), free and clear of all debts, liens and encumbrances (except as otherwise provided in this Agreement), all of the assets and properties of Jadco (the "Assets"),on an AS IS, WHERE IS basis, including all of the business, goodwill, assets, properties and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, wherever located and whether or not carried or reflected on the books and records of Jadco, which are owned by Jadco or in which Jadco has any interest (including the right to use), excepting only the Excluded Assets and any of the foregoing which relate exclusively to the Excluded Assets. The Assets shall include, but are not limited to, the following:

         1.1 Inventories. All inventories, including, without limitation, inventory of raw materials, work in process, storehouse stocks, materials, supplies, finished goods and consigned goods owned by Jadco or in which Jadco has any interest, whether located on Jadco's business premises, in transit to or from such premises, in storage facilities or otherwise. Attached hereto as
Schedule 1.1 is a complete list of such Inventory as of December 31, 1995. An updated list of such Inventory as of the Closing Date shall be delivered to Photocomm upon the Closing Date.
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         1.2     Tangible Personal Property.  All tangible personal property including all machinery, equipment, trucks, automobiles, furniture, supplies, spare parts, tools, stores and other tangible personal property owned by Jadco or in which Jadco has any interest, other than the Inventories. Attached hereto as Schedule 1.2 is a complete list of such Tangible Personal Property as of December 31, 1995.

         1.3 Intangible Personal Property. All intangible personal property including all intangible properties owned by Jadco or in which Jadco has any interest, including, but not limited to (i) the names "Jadco" and "Solarjack" and any other registered or unregistered trademarks, service marks, trade names and slogans, all applications therefor, and all associated goodwill; (ii) all statutory, common law or registered copyrights, all applications therefore and all associated goodwill; (iii) all patents and patent applications, all associated technical information, shop rights, know-how, trade secrets, processes, operating, maintenance, and other manuals, drawings and specifications, process flow diagrams and related data, and all associated goodwill; (iv) all "software" and documentation thereof, (including all electronic data processing systems and program specifications, source codes, input data and report layouts and formats, records, files, layouts, or diagrams, functional specifications and narrative descriptions, or flow charts); (v) all other inventions, discoveries, improvements, processes, formulae (secret or otherwise), data, drawings, specifications, trade secrets, confidential information, know-how and ideas (including those in possession of third-parties, but which are the property of Jadco), and all drawings, records, books or other tangible media embodying the foregoing, and (vi) all lists of customers of Jadco, whether such customers are past, present or only prospective customers of Jadco. Attached hereto as Schedule 1.3 is a complete list of such Intangible Personal Property as of December 31, 1995.

         1.4 Prepaid Items. All prepaid items including insurance deposits, municipal or local tax payments or deposits, utility deposits and the like, deferred charges, reserve accounts and other security or similar deposits owned by Jadco or in which Jadco has any interest. Attached hereto as Schedule
1.4 is a complete list of such Prepaid Items as of December 31, 1995.

         1.5 Licenses and Permits. All licenses and permits issued to Jadco in which Jadco has any interest.

         1.6 Contracts and Other Agreements. All contracts and other agreements, including contracts, agreements, warranties, guarantees, indentures, bonds, options, leases, subleases, easements, mortgages, plans, licenses, purchase orders, sales orders, commitments or binding arrangements of any nature whatsoever, express or implied, written or unwritten, and all amendments thereto, entered into by or binding upon Jadco or to which any of its properties may be subject, other than those, if any, which constitute Excluded Assets or relate exclusively to the Excluded Assets. Attached hereto as Schedule 1.6 is a complete list of such Contracts and Other Agreements as of the date hereof.

         1.7 Books and Records. All books and records of Jadco including ledgers, employee records, customer lists, files, correspondence, and other written records of every kind owned by Jadco or in which Jadco has any interest, other than those, if any, which constitute Excluded Assets or relate exclusively to the Excluded Assets.


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         1.8     Warranties.  All warranties or other rights of Jadco under express or implied warranties from suppliers or contractors with respect to the Assets to the extent assignable.

         1.9     Goodwill.  All goodwill of Jadco as a going concern.

         1.10 Other Properties. All other properties, tangible and intangible, not otherwise referred to above which are owned by Jadco or in which it has any interest, other than those, if any, which constitute Excluded Assets or relate exclusively to the Excluded Assets.

         Value of Certain Assets. The Inventory and Tangible Personal Property (Schedules 1.1 and 1.2) to be acquired by Photocomm hereunder shall have an aggregate value of not less than $700,000.

         Excluded specifically from the Assets which Jadco has agreed to sell to Photocomm are the following Assets ("Excluded Assets") which shall be retained by Jadco:

         1.11 Accounts Receivable. All accounts receivable of Jadco, including all accounts, notes, accounts receivable, contract rights, drafts, and other forms of claims, demands, instruments, receivables and rights to the payment of money or other forms of consideration, whether for goods sold or leased, services performed or to be preformed, or otherwise, owned by Jadco or in which Jadco has any interest, together with all guarantees, security agreements and rights and interests securing the same.

         1.12 Cash and Cash Equivalents. All cash and cash equivalents, including actual cash, bank accounts, certificates of deposits, banker's acceptances, United States Government (or agency) securities, or other securities owned by Jadco or in which Jadco has any interest.

         1.13 Corporate Records. The stock record books, the corporate seal, minute books and other documents and records relating to the organization of Jadco, all of Jadco's tax and information returns; all correspondence between Jadco and its shareholders; and all other financial records of Jadco which do not relate in any way to Jadco's ownership and operation of the Assets or its business; provided, however, that upon reasonable notice from Photocomm to Jadco or its successors in interest based upon reasonable cause, Jadco or its successors in interest shall provide Photocomm with access at no charge to any of the foregoing described material and with copies of said documents.

         1.14 Tax Refunds. All of Jadco's rights to refunds of all or any part of any taxes paid by Jadco in relation to periods prior to the Closing Date.

         1.15    Agreement Rights.  The rights of Jadco under this Agreement.

         1.16 Treasury Shares. Any shares of Jadco's capital stock held in treasury.

         1.17 Claims Against Shareholders, Etc. All of Jadco's claims, causes of action, chosen in action, and rights of set-off of any kind against or pertaining to its shareholders, officers and directors.


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         2.0     ASSUMPTION OF LIABILITIES.

         2.1     Assumed Liabilities.   Photocomm shall not assume and shall
not become liable for any liabilities of Jadco, except product warranty obligations with regard to items previously sold by Jadco (the "Assumed Liabilities"), provided, however, that such product warranty liabilities assumed by Photocomm shall not exceed the sum of $10,000 in the aggregate.

         2.2 Excluded Liabilities. All of the liabilities not specifically assumed by Photocomm pursuant to paragraph 2.1 above shall remain the liabilities of Jadco (the "Excluded Liabilities"). Jadco agrees to indemnify and hold harmless Photocomm, as well as its successors and assigns, from any and all claims, charges, liabilities and expenses, including reasonable attorney's fees, relating in any way to the Excluded Liabilities. The Excluded Liabilities include, but are not limited to the following:

                 (a) All obligations and liabilities of Jadco incurred in the ordinary course of its business on or before the Closing Date (except product warranty liabilities as set forth in paragraph 2.1 above).

                 (b) All obligations and liabilities with respect to employee wages and benefits, including specifically, unfunded employee benefit plan obligations, and any taxes related thereto accrued prior to the Closing Date or severance obligation for any personnel whose severance occurs prior to or on the Closing Date.

                 (c)      Any obligations of Jadco to perform this Agreement.

                 (d) Any obligation or liability of Jadco that is not accrued or incurred by Jadco on or before the Closing Date. Notwithstanding the foregoing, Photocomm shall pay for goods in transit to Jadco as of the Closing Date upon their receipt. Jadco shall provide a list of such goods in transit to Photocomm upon the Closing Date.

                 (e)      Any liability of Jadco to its stockholders.

                 (f) Any liability of Jadco with respect to its outstanding shares or any warrants, obligations, or rights to purchase its shares.

                 (g) Any liability for taxes, except as may be expressly assumed hereunder.

                 (h) Any liability known or unknown, not assumed by Photocomm under the provisions of Section 2.1 above.

         3.0 CONSIDERATION FOR ASSETS. In consideration of and in exchange for the transfer, assignment and conveyance of the Assets, in addition to the assumption of Assumed Liabilities, Photocomm shall pay to Jadco the following:

                 (a) $300,000 by Cashier's Check drawn upon First Interstate Bank of Arizona in favor of Jadco upon the Closing Date, to be deemed paid upon complete negotiation in the ordinary course.


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                 (b)      Photocomm shall issue to Jadco 560,000 shares of its
                          Common Stock, $0.10 par value, which shares shall be valued in the amount of $1,400,000.00. Upon issuance, said shares shall not have been registered under the Securities Act of 1933 or any similar state securities laws, shall be registered in the name of Jadco and shall be issued from unreserved authorized, but unissued Common Stock of Photocomm.

The parties shall determine the final allocation of the aggregate purchase price among the Assets as of the Closing Date, which allocation shall be used on Form 8594, if required, and any other notice or filing required pursuant to section 1060 of the Internal Revenue Code of 1986, as amended (the "Code").

         4.0 REPRESENTATIONS AND WARRANTIES OF JADCO AND ALLEN. Jadco and Allen represent and warrant to Photocomm as follows, and acknowledge and confirm that Photocomm is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Photocomm or on its behalf:

         4.1. Organization and Standing. Jadco is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, has all of the requisite corporate power and authority and has all of the licenses, permits, authorities and consents that are necessary to own, operate and lease its properties and to carry on its business as now being conducted. Jadco is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the property owned, leased or operated by Jadco or the nature of the business conducted by Jadco makes such qualification necessary. Jadco is not a party to or subject to any agreement, consent decree or order, or other understanding or arrangement with, or any directive of, any governmental authority or other person which imposes any restriction or otherwise affects in any material way the conduct of its business in any jurisdiction or location. True and accurate copies of Jadco's Articles of Incorporation, as amended, and By-laws, as presently in effect, are attached as Schedule 4.1 to this Agreement.

         4.2. Capitalization. Presently and at the Closing Date, the authorized capital of Jadco consists solely of 10,000,000 shares of common stock, $1.00 par value, of which 50,000 shares have been validly issued and are now outstanding, ninety (90%) percent of which are owned by Allen. All such shares of capital stock have been validly authorized and issued and are fully paid and nonassessable.

         4.3. Subsidiaries. Jadco has no subsidiaries or affiliated companies and does not otherwise presently own or control, directly or indirectly, any other corporation, association, or other business entity.

         4.4. Authorization. Jadco has all the requisite legal and corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of Jadco and its officers, directors and stockholders necessary for the authorization, execution, delivery, and performance of all obligations of Jadco under this Agreement has been (or will be) taken prior to the Closing. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of Jadco and Allen, enforceable in accordance with its terms.


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         4.5.    Governmental Consents.  No consent, approval, order, or
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Jadco in connection with the execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby.

         4.6. Compliance with Other Instruments. Jadco will not be, as a result of the execution, delivery or performance of this Agreement, in violation of or default under any provision of its Articles of Incorporation or By-laws, as amended and in effect on the date hereof, or of any provision of any instrument, contract or lease to which it is a party, or of any provision of any federal or state judgment, writ, decree, order, statute, rule, or governmental regulation applicable to Jadco.

         4.7. Financial Statements. An unaudited balance sheet and income statement as of and for each of the calendar years ending December 31, 1995 and 1994 (collectively, the "Jadco Financials"), are attached hereto as Schedule 4.7.

         The Jadco Financials have been prepared by management, are true and correct and fairly present the financial position of Jadco as of their respective dates and the results of its operations for the periods then ended and contain all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation. Jadco has established a standard system of accounting and has consistently carried out and administered the same. Except to the extent reflected or reserved against or disclosed in the Jadco Financial Statements, as of their respective dates, Jadco has not incurred any material liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, which should have been so reflected or reserved against or disclosed (including, without limitation, all liabilities to vendors and customers of Jadco).

         4.8 Undisclosed Liabilities. Jadco has no liabilities or obligations, either absolute, accrued, contingent or otherwise, which individually or in the aggregate are materially adverse to the financial condition and business of Jadco, which (i) have not been reflected in the Jadco Financials, (ii) have not been described in this Agreement or in any of the Schedules hereto, or (iii) have not been incurred in the ordinary course of business since December 31, 1995, consistent with past practices.

         4.9 Inventory. The inventory of Jadco, as reflected in the Jadco Financial, consists of a quality and quantity usable and saleable in the ordinary course of business. The inventory does not include any obsolete or discontinued items, but may include old, but saleable merchandise of not more than $5,000. The inventory is stored and/or located at premises owned or leased by Jadco or at Jadco's suppliers. The value at which Jadco's inventory is reflected in the Jadco Financials is the lower of cost or market on a first-in, first-out basis and reflects write-offs or write-downs for damaged or obsolete items in accordance with the historical inventory policy and practices of Jadco. Jadco has not transferred inventory on consignment or granted return privileges to any purchaser of its goods, other than in the ordinary course of business.

         4.10. No Prebillings. Jadco has not prebilled or received payment, and Jadco will not prebill or receive payment, from any of its accounts for goods to be delivered or for services to be rendered or for expenses to be incurred subsequent to the Closing Date, other than in the


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ordinary course of business, which shall amount to not more than $5,000.00 as of the Closing Date. Jadco does not book any such prebilling received as a sale, nor does it book any profit therefrom prior to its actual shipment of the products ordered. To the extent Jadco has received such prebillings Jadco shall hold such monies in trust and shall deliver the same to Photocomm upon the Closing Date.

         4.11. Changes. Except as set forth in Schedule 4.12, since December 31, 1995:

                 (a) Jadco has not entered into any transaction which was not in the ordinary course of business;

                 (b) There has been no adverse change in the condition (financial or otherwise), business, property, assets or liabilities of Jadco other than changes in the ordinary course of business, none of which, individually or in the aggregate, has been material;

                 (c) There has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) adverse to the business or operations of Jadco;

                 (d) Jadco has not increased the compensation of any of its officers or the rate of pay of their employees as a group, except as part of regular compensation increases in the ordinary course of business;

                 (e) There has been no resignation or termination of employment of any key officer or employee of Jadco, and Jadco does not know of any impending resignation or termination of employment of any such officer or employee that if consummated would have an adverse effect on the business of Jadco;

                 (f) There has been no labor dispute involving Jadco or any of its employees and none is pending or, to the best of Jadco's knowledge, threatened;

                 (g) There have not been any changes, except in the ordinary course of business, in the contingent obligations of Jadco, by way of guaranty, endorsement, indemnity, warranty or otherwise;

                 (h) There have not been any loans made by Jadco to any of its employees, officers or directors other than travel advances and office advances made in the ordinary course of business;

                 (i) There has been no litigation or administrative agency charges or proceedings commenced involving, relating to or affecting the business of Jadco; and

                 (j) There has been no other event or condition of any character pertaining to and materially adverse to the Assets or business of Jadco.

         4.12 Title to Assets; Liens, etc. The Assets, both real, personal and mixed, tangible and intangible, necessary or useful to the operation of the business of Jadco are in good condition and repair, ordinary wear and tear excepted, and suitable for the uses intended. The Assets are being maintained in a state of good repair, and, in all respects, comply with and are operated


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in conformity with all applicable laws, ordinances, regulations, orders, permits and other requirements relating thereto adopted or currently in effect. Jadco has good and marketable title to the Assets, free and clear of all liens, other than the lien for current taxes not yet due and payable and liens set forth on Schedule 4.12. Schedule 4.12 identifies and sets forth a complete list of each parcel of real estate or interest therein owned or leased by Jadco.
The buildings and improvements owned or leased by Jadco and the uses thereof do not contravene any zoning or building law or ordinance or violate any restrictive covenant. Each lease of real property creates a legal, valid and enforceable leasehold interest in favor of Jadco, free and clear of all liens. No default or event of default on the part of Jadco, as lessee or mortgagor, as the case may be, exists with respect to any lease or mortgage (and related loan documents) with respect to such real property.

         4.13    Patents and Other Intangible Intellectual Assets.

                 (a) Schedule 1.13 sets forth a complete and correct list of Jadco's intellectual property, including but not limited to domestic and foreign patents, patent applications, written records of inventions, registered and unregistered trademarks, trade names, service marks, certification marks, copyrights and registration applications for the above, and licenses to and from third parties relating to any of the above.

                 (b) Except as set forth in Schedule 1.13, Jadco (i) has legal and equitable title to, or has by license or other grant, the right to use, free and clear of all liens, all proprietary technology or information, patents, both domestic and foreign, all registered and unregistered trademarks, trade names, service marks, certification marks, copyrights, and applications for any and all of the above used in the conduct of its business as now conducted; (ii) does not, to the best of Jadco's knowledge, infringe upon the patent, trademark, trade name, service mark, copyright or proprietary information rights of any third party in the conduct of its business as now conducted; (iii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to any patent, trademark, trade name, service mark, certification mark, copyright or proprietary technology or information with respect to the use thereof or in connection with the conduct of its business or otherwise; (iv) has not licensed or granted any rights to any third parties under its patents, trademarks, trade names, service marks, certification marks, copyrights or proprietary technology or information used in the conduct of its business; (v) has no notice, knowledge or belief that any of Jadco's patents, trademarks, trade names, service marks, certification marks or copyrights are invalid, and all registrations, where filed, are subsisting and are registered in the name of Jadco; and (vi) has no notice, knowledge or belief that any of the technology or information used in the conduct of its business was illegally obtained.

                 (c) Jadco employs procedures in its daily operations to maintain the proprietary nature of, owns and has the unrestricted right to use all trade secrets, including know-how, inventions, designs, processes, computer software and documentation for such software and technical data required for or incident to the development, manufacture, operation and sale of all products and services sold by Jadco, free and clear of any liens, including without limitation, all claims of current and former employees, consultants, officers, directors and stockholders of Jadco. Each employee and officer of Jadco has executed an agreement with Jadco regarding confidentiality and proprietary information. Jadco, after reasonable investigation, is


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not aware that any of its employees are in violation thereof, and Jadco will use its best efforts to prevent any such violation.

         4.14. Contracts and Obligations. Set forth in Schedule 4.14 is a list of all material written and oral agreements, contracts, indebtedness, liabilities and other obligations to which Jadco is a party or by which it is bound which (a) obligate Jadco to share, license or develop any product or technology; (b) involve transactions or proposed transactions between Jadco and its officers, directors, stockholders, affiliates or any affiliate thereof; (c) involve strategic arrangements or cooperation agreements; (d) involve commitments for inventory items or supplies in excess of $10,000; (e) are for a term longer than twelve (12) months; (f) are written distribution or dealer agreements; (g) are with the United States of America; or (h) involve receipts or expenditures by Jadco greater than $50,000 in any twelve-month period. Copies of written, and summaries of oral, agreements, contracts, indebtedness, liabilities and obligations have been made available for inspection by Photocomm. True and correct copies of the foregoing shall be delivered to Photocomm at Closing. All such agreements are legal, valid and binding obligations and are in full force and effect in all respects. Except as set forth in Schedule 4.14, Jadco has avoided every condition and has not performed any act the occurrence of which would result in Jadco's loss of any right granted under any license, distribution or other agreement.

         4.15 Catalogs and Promotional Literature. Neither the use nor the distribution of any advertising or promotional materials, including catalogs, violates, infringes or conflicts with any statutory or common law copyright, trademark, or other intellectual, proprietary, personal or other right of any person. Jadco has provided Photocomm with, or made available to Photocomm, copies of all promotional material distributed by Jadco during the past two (2) years.

         4.16    Products; Warranty Provisions.

                 (a) Other than the standard warranties of Jadco as set forth in Schedule 4.16 or product manufacturer warranties, there are no product warranties applicable to its business, whether express, implied or otherwise.

                 (b) Jadco has no pattern of claims or actions based upon allegations of the same or similar product defect for any of its products.

                 (c) During the past two (2) years there has not been any material product recall, rework or retrofit relating to any line of product manufactured, shipped or sold by Jadco, nor, to Jadco's knowledge, is there any basis for any such product recall, rework or retrofit.

         4.17 Conflicts of Interest; Transactions with Principals. No officer, director or stockholder of Jadco and no affiliate (as defined under the Securities Act of 1933, as amended) of any such officer, director or stockholder has, either directly or indirectly, (a) an interest in any corporation, partnership, proprietorship, association or other person or entity which furnishes or sells services or products to Jadco or which purchases services or products from Jadco or whose services or products are similar to those furnished or sold by Jadco, or (b) a beneficial interest in any contract, agreement or commitment to which Jadco may be bound as of the Closing Date.


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         4.18    Outstanding Indebtedness.  Jadco has no indebtedness for
borrowed money (including deferred compensation) which Jadco has directly or indirectly created, incurred, assumed or guaranteed, or with respect to which Jadco has otherwise become directly or indirectly liable, other than as disclosed in the Jadco Financial Statements.

         4.19 Employees. Except as set forth in Schedule 4.19, Jadco has no employment contracts with any of its employees which are not terminable at will or any consulting or independent contractor agreements with any individual or entity, and it does not have any collective bargaining agreements covering any of its employees. There are no employee or labor disagreements or union organization activities pending or threatened between Jadco and its employees, and Jadco is not a party to any union or collective bargaining agreement.
Jadco complied with all applicable federal and state equal employment opportunity laws and other laws related to employment. Jadco is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with Jadco (or Photocomm if Photocomm elects to employ said persons subsequent to the Closing Date), whether as a result of the transactions contemplated hereby or otherwise, nor does Jadco have a present intention to terminate the employment of any of the foregoing (except subsequent to the Closing Date). To Jadco's knowledge, no employee of Jadco is in violation of any term of any employment contract, patent, proprietary information disclosure agreement or any other contract or agreement relating to the right of any such employee to be employed by Jadco because of the nature of the business conducted by Jadco or for any other reason, and the continued employment by Jadco of its present employees will not result in any such violation.

         4.20    Employee Benefit Plans.

                 (a)      Schedule 4.20 sets forth:

                 (i)      all "employee welfare benefit plans," as defined in
Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other employee benefit arrangements or payroll practices, including, without limitation, sick leave, vacation pay, salary continuation for disability, severance, hospitalization, medical insurance, and life insurance programs maintained by Jadco or each trade or business under common control with Jadco (as determined under Section 4001(b)(1) of ERISA, an "ERISA Affiliate") or to which Jadco or any ERISA Affiliate has made contributions during the preceding five (5) years (the "Welfare Plans"); and

                 (ii)     all "employee pension benefit plans," as defined in
Section 3(2) of ERISA, maintained by Jadco or any ERISA Affiliate or to which Jadco or any ERISA Affiliate has made contributions during the preceding five
(5) years thereunder, including, without limitation, retirement, pension, savings, profit sharing, severance and stock purchase programs (the "Pension Plans"). The Welfare Plans and Pension Plans are hereinafter collectively referred to as the "Employee Benefit Plans."

                 (b) No Jadco Employee Benefit Plan is required to be qualified under ERISA or other applicable laws. There is no violation of ERISA with respect to the filing of any applicable reports, documents and notices regarding the Employee Benefit Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Employee Benefit Plans.

                 (c) Jadco does not maintain retiree life or retiree health insurance plans which provide for continuing benefits or coverage for any participant or any beneficiary of a participant after termination of employment except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

                 (d) Jadco is in compliance with the notice and continuation requirements of COBRA and the regulations thereunder.

                 (e) Jadco has no formal plan or commitment, whether legally binding or not, to create any additional Employee Benefit Plans or arrangement or modify or change any existing Employee Benefit Plan, which would affect any employee or former employee of Jadco.

                 (f) Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any rights under any of the Employee Benefit Plans becoming exercisable by the holders thereof or result in the creation or vesting of any rights in such holder under any of the Employee Benefit Plans, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any director, officer, employee or former employee of Jadco.

         4.21 Taxes. Jadco has filed all federal, state, county, local and foreign tax returns, reports and forms for income, excise, social security, property, payroll, unemployment and other taxes which are required to be filed by it, including all sales tax returns with respect to direct sales made by Jadco ("Tax Returns"). Jadco has paid, or adequate provision has been made on the Jadco Financials for the payment of, all federal, state, county, local and foreign taxes, assessments, levies or duties, howsoever measured or imposed, and related interest and penalties, if any (collectively, "Taxes"). No Taxes in addition to those so paid or provided for shall be assessed or levied against or become due or payable by Jadco on or after the Closing Date in respect to the period prior to and including the Closing Date, except as shall be paid by Jadco. No unexpired waiver of the applicable statute of limitations with respect to any taxable year has been executed by Jadco. There are no tax examinations or audits underway involving Jadco.

         4.22 No Sales or Conveyance Tax Due. No sales, use or other transfer or conveyance taxes are or will become payable by any of the parties to this Agreement as a consequence of the execution, delivery or performance of this Agreement or any of the Additional Agreements (as hereinafter defined), other than taxes based upon the net income of the parties. Jadco shall be responsible for and shall promptly pay any such sales, use, transfer or conveyance taxes which become payable with respect thereto.

         4.23 Insurance. Except as set forth of Schedule 4.23, all Assets of Jadco are covered by such fire, casualty, product liability, environmental liability and other insurance policies issued by reputable insurers as are customarily obtained to cover comparable properties and assets by businesses in the region in which the Assets are located, in amounts, scope and coverage which are reasonable in light of existing conditions. Schedule 4.23 sets forth a list and description of all of the policies of insurance and fidelity or surety bonds carried by Jadco, including, but not limited to, fire, liability, product liability, workers' compensation, officers' life, and directors' and officers' liability insurance policies. Jadco has not failed to give any notice or present any material claim under any insurance policy in due and timely fashion and all insurance premiums due and payable by Jadco in connection with the policies set forth on Schedule
4.23 prior to the Closing Date have been paid. During the past five (5) years, Jadco has not experienced any uninsured losses in respect of any claims against Jadco, coverage for which claims customarily would be provided by the policies set forth in Schedule 4.23 or predecessors thereto. There are no outstanding written requirements or written recommendations by any insurance company that issued a policy with respect to any of the Assets, by any Board of Fire Underwriters or other body exercising similar functions or by any governmental authority requiring or recommending any repairs or other work to be done on or with respect to any of the Assets or requiring or recommending any equipment or facilities to be installed on or in connection with any of the Assets. Jadco does not have any knowledge of any proposed increase therein and does not know of any conditions or circumstances applicable to its business which might result in such increase, except for those conditions generally applicable to the industry in which Jadco is engaged in business. There are no material claims, actions, suits or proceedings arising out of or based upon any of such policies of insurance, and, to the knowledge of Jadco, no basis for any such material claim, action, suit or proceeding exists. There are no notices of any pending or threatened terminations or substantial premium increases with respect to any of such policies, and Jadco is in compliance with all conditions contained therein.

         4.24 Disposal of Waste. Jadco has not disposed, spilled or deposited at any time on any of the properties previously or currently owned or leased by it, nor does it have any knowledge of such disposal, spill or deposit on any of the properties currently owned or leased by it, any "Hazardous Substance" in excess of the corresponding "Reportable Quantity" (as those terms are defined in the Comprehensive Environmental Response compensation and Liability Act, as amended ("CERCLA") or its state or local equivalent), oil or petroleum in excess of 100 kilograms, or "Hazardous Waste" in any quantity (as that term is defined in the Resource Conservation and Recovery Act, as amended, or its state or local equivalent), or disposed, spilled or deposited any Hazardous Substances, oil, petroleum, or Hazardous Waste (collectively, "Materials"), the nature, amount, or concentration of which would enable the United States Environmental Protection Agency or any state regulatory agency to undertake or require the removal or remediation of such Materials.

         4.25. Other Environmental Matters. As to all operations relating to the Business: (a) Jadco has complied with all applicable federal, state and local laws, regulations, rulings and guidelines (collectively referred to as "Environmental Laws") in all material respects relating to any Materials used, generated, managed, handled, treated, stored or disposed of at, or moved or transported from, the sites where its business is conducted; (b) Jadco has not received any notices that it has been designated as a "Potentially Responsible Party," a "Responsible Party," (as those terms are defined, used or construed pursuant to CERCLA or its state or local counterparts) or a defendant in any action, suit or proceeding pursuant to any Environmental Law; (c) no Materials have been delivered to any site listed by the United States Environmental Protection Agency (i.e., CERCLA) or by any state as a site that actually or potentially requires investigation or remedial action; (d) Jadco is not a party to, has received notice of, or is aware of any actual or threatened litigation or administrative proceedings concerning environmental claims or liabilities; and (e) there are no environmental studies or reports in the possession or control of Jadco.

         4.26    Compliance With Laws.

                 (a) Jadco is in full compliance with all laws, rules and regulations applicable to or affecting it or the conduct of its business and has secured all governmental licenses, permits and approvals necessary to its business.

                 (b) Other than sales tax licensing and corporate approvals to do business, no government licenses, permits or appraisals are otherwise issued to or relied upon by Jadco to conduct its business.

         4.27 Litigation. Except as set forth in Schedule 4.27, there is no action, suit, arbitration, proceeding or investigation pending or threatened against Jadco before any court or administrative agency, nor does Jadco know or have any reason to know of any basis for any such action, proceeding or investigation. Jadco has not received any opinion or memorandum or legal advice or notice from legal counsel to the effect that it is likely, from a legal standpoint, that it will incur any liability which may be material to its business.

         4.28 Full Disclosure; No Misrepresentation. Jadco has fully provided Photocomm with all the information which Photocomm has requested for deciding whether to enter into this Agreement. Neither this Agreement nor any certificate or Schedule or other information furnished by or on behalf of Jadco pursuant to this Agreement contains any untrue statement of a material fact or, when this Agreement and such certificates, Schedules and other information are taken in their entirety, omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         5.0 REPRESENTATIONS AND WARRANTIES OF PHOTOCOMM. Photocomm represents and warrants to Jadco as follows, and acknowledges and confirms that Jadco is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Jadco or on its behalf:

         5.1. Organization and Standing. Photocomm is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, has all of the requisite corporate power and authority and has all of the licenses, permits, authorities and consents that are necessary to own, operate and lease its properties and to carry on its business as now being conducted and as proposed to be conducted. Photocomm is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the property owned, leased or operated by Photocomm or the nature of the business conducted by Photocomm makes such qualification necessary.
Neither Photocomm nor any Subsidiary (as defined in Section 5.3) is a party to or subject to any agreement, consent decree or order, or other understanding or arrangement with, or any directive of, any governmental authority or other person which imposes any restriction or otherwise affects in any material way the conduct of their business in any jurisdiction or location. True and accurate copies of Photocomm's Articles of Incorporation, as amended, and By-laws, as presently in effect, are attached as Schedule 5.1 to this Agreement.

         5.2. Capitalization. (a) All issued and outstanding shares of capital stock of Photocomm have been validly authorized and issued and are fully paid and nonassessable. At Closing, the authorized capital of Photocomm will consist solely of twenty five million

(25,000,000) shares of Common Stock, of which, as of December 31, 1995, 13,540,709 shares were validly issued and outstanding, fully paid and nonassessable, and five million (5,000,000) shares of Preferred Stock, of which 200,000 shares have been designated as Series AA (of which, as of December 31, 1995, 69,365 were validly issued and outstanding, fully paid and nonassessable), 125,000 shares have been designated as Series A (of which, as of December 31, 1995, 109,972 were validly issued and outstanding, fully paid and nonassessable) and 350,000 shares have been designated as Series B (of which, as of December 31, 1995, none were validly issued and outstanding). The Board of Directors of Photocomm has duly authorized and reserved for issuance 2,895,000 shares of Common Stock pursuant to Photocomm's Employee Stock Option Plan and 100,000 shares of Common Stock pursuant to Photocomm's Directors Stock Option Plan. As of January 20, 1996, options for 1,752,375 shares of Common Stock were outstanding pursuant to Photocomm's Employee Stock Option Plan and options for 50,000 shares of Common Stock were outstanding pursuant to Photocomm's Directors Stock Option Plan. Except for the Series AA, A and B preferred stock, options to purchase up to 1,752,375 shares of Common Stock pursuant to Photocomm's Employee Stock Option Plan, options to purchase up to 50,000 shares of Common Stock pursuant to Photocomm's Directors Stock Option Plan, and an option issued to the New World Power Corporation to purchase up to 1,500,000 shares of Common Stock, there are no other options, warrants, conversion privileges, preemptive rights, or other rights presently outstanding for any capital stock.

         (b) The conversion price or prices and conversion rate or rates at which outstanding securities may be converted or exchanged into Common Stock are shown on Schedule 5.2. Such conversion prices and rates are not subject to adjustment as a result of any of the transactions contemplated by this Agreement.

         (c) The shares of Common Stock of Photocomm to be acquired by the Buyer pursuant to this Agreement are not subject to any transfer restrictions or limitations except as provided in section 6 of this Agreement.

         5.3. Subsidiaries. Except for Balance of Systems Specialists, Inc., an Arizona corporation, Photocomm of Texas, Inc., a Texas corporation and Photocomm Credit Corporation, an Arizona corporation (each a "Subsidiary" and together the "Subsidiaries"), Photocomm has no subsidiaries or affiliated companies and does not otherwise presently own or control, directly or indirectly, any other corporation, association, or other business entity. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the state of its incorporation and is wholly owned by Photocomm. Each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the property owned, leased or operated by the Subsidiary or the nature of the business conducted by the Subsidiary makes such qualification necessary. Each Subsidiary has all the requisite corporate power, authority, licenses and permits that are necessary to own, operate and lease its properties and to carry on its business as now being conducted.

         5.4. Validity of Common Stock. The Photocomm Common Stock, when issued, sold and delivered to Jadco in accordance with this Agreement for the consideration expressed herein, will be validly issued, fully paid and nonassessable and will be free and clear of all liens.

         5.5 Authorization. Photocomm has all the requisite legal and corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of Photocomm and its officers, directors and stockholders necessary for the authorization, execution, delivery, and performance of all obligations of Photocomm under this Agreement and for the authorization, issuance and delivery of the Common Stock being issued and sold under this Agreement by Photocomm has been (or will be) taken prior to the Closing. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of Photocomm, enforceable in accordance with its terms.

         5.6 Governmental Consents. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Photocomm in connection with the execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby. Based in part upon the accuracy of the Buyer's representations and warranties as set forth in Section 6.1, the sale and issuance of the Common Stock by Photocomm in conformity with the terms of this Agreement is exempt from the registration requirements of all applicable federal and state securities laws.

         5.7 Compliance with Other Instruments. Neither Photocomm nor any Subsidiary will be, as a result of the execution, delivery or performance of this Agreement, in violation of or default under any provision of its Articles of Incorporation or By-laws, as amended and in effect on date hereof, or of any provision of any instrument, contract or lease to which it is a party, or of any provision of any federal or state judgment, writ, decree, order, statute, rule, or governmental regulation applicable to Photocomm or any Subsidiary.

         5.8 Financial Statements. A consolidated audited balance sheet, income statement and statement of cash flows as of and for each of the fiscal years ending August 31, 1995 and August 31, 1994 (the "Photocomm Audited Financials"), with related opinion of KPMG Peat Marwick, independent public accountants, and a consolidated unaudited balance sheet, income statement and statement of cash flows as of and for the period ending November 30, 1995 (the "Photocomm Unaudited Financials"), are attached hereto as Schedule 5.8. The Photocomm Audited Financials and the Photocomm Unaudited Financials are hereinafter referred to collectively as the "Photocomm Financial Statements."

         The Photocomm Audited Financials have been prepared in accordance with generally accepted accounting principles consistently applied, are true and correct and fairly present the financial position of Photocomm and its Subsidiaries as of their respective dates and the results of their operations for the periods then ended. The Photocomm Unaudited Financials have also been prepared in accordance with generally accepted accounting principles consistently applied and are true and correct and fairly present the financial position of Photocomm and its Subsidiaries as of their respective dates and the results of operations for the period then ended and contain all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation. Photocomm and its Subsidiaries have established and will continue to maintain a standard system of accounting to be carried out and administered in accordance with generally accepted accounting principles. Except to the extent reflected or reserved against or disclosed in the Photocomm Financial Statements, as of their respective dates, neither Photocomm nor any Subsidiary has incurred any material liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, which under generally accepted accounting principles should have been so reflected or reserved against or disclosed (including, without limitation, all liabilities to vendors and customers of Photocomm and its Subsidiaries).

         5.9 Undisclosed Liabilities. Neither Photocomm nor any Subsidiary has any liabilities or obligations, either absolute, accrued, contingent or otherwise, which individually or in the aggregate are materially adverse to the financial condition and business of Photocomm or its Subsidiaries, which (i) have not been reflected in the Photocomm Financial Statements, (ii) have not been described in this Agreement or in any of the Schedules hereto, or (iii) have not been incurred in the ordinary course of business since November 30, 1995, consistent with past practices.

         5.10 Changes. Except as set forth in Schedule 5.10, since November 30, 1995:

         (a) Neither Photocomm nor any subsidiary has entered into any transaction which was not in the ordinary course of business;

         (b) There has been no adverse change in the condition (financial or otherwise), business, property, assets or liabilities of Photocomm or any Subsidiary other than changes in the ordinary course of business, none of which, individually or in the aggregate, has been material;

         (c) There has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) adverse to the business or operations of Photocomm or any Subsidiary;

         (d) Neither Photocomm nor any Subsidiary has declared or paid any dividend or made any distribution on its stock, other than regularly scheduled dividends on Photocomm's preferred stock;

         (e) There has been no litigation or administrative agency charges or proceedings commenced involving, relating to or affecting their business; and

          (k) There has been no other event or condition of any character pertaining to and materially adverse to the assets or business of Photocomm and its Subsidiaries.

         5.11 Title to Properties and Assets; Liens, etc. The properties and assets of Photocomm and its Subsidiaries, both real, personal and mixed, tangible and intangible, necessary or useful to the operation of their business are in good condition and repair, ordinary wear and tear excepted, and suitable for the uses intended. The properties and assets are being maintained in a state of good repair, and, in all respects, comply with and are operated in conformity with all applicable laws, ordinances, regulations, orders, permits and other requirements relating thereto adopted or currently in effect.

         5.12 Taxes. Photocomm and its Subsidiaries have filed all federal, state, county, local and foreign tax returns, reports and forms for income, excise, social security, property, payroll, unemployment and other taxes which are required to be filed by them, including all sales tax returns with respect to direct sales made by Photocomm or its Subsidiaries ("Tax Returns"). Photocomm and its Subsidiaries have paid, or adequate provision has been made on the

Photocomm Financial Statements for the payment of, all federal, state, county, local and foreign taxes, assessments, levies or duties, howsoever measured or imposed, and related interest and penalties, if any (collectively, "Taxes").
No unexpired waiver of the applicable statute of limitations with respect to any taxable year has been executed by Photocomm or its Subsidiaries. There are no tax examinations or audits underway involving Photocomm or any Subsidiary.

         5.13 Disposal of Waste. Neither Photocomm nor any Subsidiary has disposed, spilled or deposited at any time on any of the properties previously or currently owned or leased by them, nor do any of them have any knowledge of such disposal, spill or deposit on any of the properties currently owned or leased by it, any "Hazardous Substance" in excess of the corresponding "Reportable Quantity" (as those terms are defined in the Comprehensive Environmental Response compensation and Liability Act, as amended ("CERCLA") or its state or local equivalent), oil or petroleum in excess of 100 kilograms, or "Hazardous Waste" in any quantity (as that term is defined in the Resource Conservation and Recovery Act, as amended, or its state or local equivalent), or disposed, spilled or deposited any Hazardous Substances, oil, petroleum, or Hazardous Waste (collectively, "Materials"), the nature, amount, or concentration of which would enable the United States Environmental Protection Agency or any state regulatory agency to undertake or require the removal or remediation of such Materials.

         5.14 Other Environmental Matters. As to all operations relating to the business: (a) Photocomm and its Subsidiaries have complied with all applicable federal, state and local laws, regulations, rulings and guidelines (collectively referred to as "Environmental Laws") in all material respects relating to any Materials used, generated, managed, handled, treated, stored or disposed of at, or moved or transported from, the sites where the Business is conducted; (b) neither Photocomm nor any Subsidiary has received any notices that it has been designated as a "Potentially Responsible Party," a "Responsible Party," (as those terms are defined, used or construed pursuant to CERCLA or its state or local counterparts) or a defendant in any action, suit or proceeding pursuant to any Environmental Law; (c) no Materials have been delivered to any site listed by the United States Environmental Protection Agency (i.e., CERCLA or NPL) or by any state as a site that actually or potentially requires investigation or remedial action; (d) neither Photocomm nor any Subsidiary is a party to, have received notice of, or is aware of any actual or threatened litigation or administrative proceedings concerning environmental claims or liabilities; and (e) there are no environmental studies or reports in the possession or control of Photocomm or any Subsidiary.

         5.15    Compliance With Laws.

         (a) Photocomm and its Subsidiaries are in full compliance with all laws, rules and regulations applicable to or affecting them or the conduct of their business and have secured all governmental licenses, permits and approvals necessary to their business.

         (b) Other than sales tax licensing and corporate approvals to do business, no government licenses, permits or appraisals are otherwise issued to or relied upon by Photocomm or its Subsidiaries to conduct their business.

         5.16 Filings. Photocomm has previously delivered to Jadco an accurate and complete copy of each final registration statement, report and definitive proxy statement, together with all amendments or supplements required to be made with respect thereto, filed since August 31,

1993 and prior to the date hereof by Photocomm with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (collectively, the "Company Reports"). Photocomm Reports (i) comply as to form with the requirements of the Exchange Act, and the regulations promulgated thereunder; (ii) contain all exhibits required to be included therein by the Exchange Act and the regulations promulgated thereunder; and (iii) do not contain any misstatement of a material fact or omit to state any material fact necessary, in light of the circumstances under which they were made, to make such statements not misleading.

         5.17 Litigation. There is no action, suit, arbitration, proceeding or investigation pending or threatened against Photocomm or any Subsidiary before any court or administrative agency, nor does Photocomm, after due investigation, know or have any reason to know of any basis for any such action, proceeding or investigation. Neither Photocomm or its Subsidiaries have received any opinion or memorandum or legal advice or notice from legal counsel to the effect that it is likely, from a legal standpoint, that it will incur any liability or disadvantage which may be material to their business.

         5.18 Full Disclosure; No Misrepresentation. Photocomm has fully provided Jadco with all the information which Jadco has requested for deciding whether to enter into this Agreement and all information which Photocomm believes is reasonably necessary to enable Jadco to make such decision. Neither this Agreement nor any certificate or Schedule or other information furnished by or on behalf of Photocomm pursuant to this Agreement contains any untrue statement of a material fact or, when this Agreement and such certificates, Schedules and other information are taken in their entirety, omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         6. PRIVATE PLACEMENT STATUS; REPRESENTATIONS AND WARRANTIES OF JADCO AND ALLEN.

         6.1 Jadco and Allen represent and warrant as follows and acknowledge and confirm that Photocomm is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Photocomm or on its behalf:

         (a) Jadco and Allen have such knowledge and experience in financial and business matters, or have relied upon advisors who are so qualified, that they are capable of evaluating the merits and risks of the investment by them in Photocomm as contemplated by this Agreement and are able to bear the economic risk of such investment for an indefinite period of time. Jadco and Allen have been furnished access to such information and documents as they have requested and have been afforded an opportunity to ask questions of and receive answers from representatives of Photocomm concerning the business and financial condition of Photocomm and the terms and conditions of this Agreement and the issuance of securities contemplated hereby.

         (b) Jadco is acquiring the Common Stock of Photocomm for investment for its own account and not with a view to, or for resale in connection with, any distribution, other than transfer of the Common Stock to Allen in connection with the complete liquidation of Jadco. Jadco and Allen understand that the Common Stock of Photocomm to be issued to Jadco hereunder has not been registered under the Act by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the accuracy of Jadco's and Allen's representations expressed herein.

         (c) Jadco and Allen acknowledge that the Common Stock of Photocomm must be held indefinitely and may not be sold or offered for sale in the absence of an effective registration statement as to such securities under said Act and any applicable state securities laws or an exemption from such registration is available.

         (d) Jadco and Allen have had an opportunity to discuss the business, management and financial affairs of Photocomm and its Subsidiaries with their management and an opportunity to review the facilities of Photocomm and its Subsidiaries. Jadco and Allen understand that such discussions, as well as the written information provided by Photocomm, were intended to describe the aspects of Photocomm's business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

         (e) Jadco and Allen are sophisticated investors with such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of a prospective investment in the Common Stock of Photocomm and capable of bearing the economic risks of such investment.

         (f) Jadco and Allen, both by themselves and through their agents, have been solely responsible for their "due diligence" investigation of Photocomm and its management and business, for the analysis of the merits and risks of an investment in the Common Stock of Photocomm; that in taking any action or performing any role relative to the arranging of the investment, they have acted solely in their interest, and that neither they nor any of their agents or employees have acted as an agent of Photocomm or any subsidiary, or as an issuer, underwriter, broker, dealer or investment advisor relative to the Common Stock of Photocomm.

         6.2. Legend. Each certificate representing the Common Stock of Photocomm shall be endorsed with the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS COVERING SUCH SECURITIES, OR THE ISSUER RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT THAT ANOTHER EXEMPTION FROM REGISTRATION IS AVAILABLE.

Photocomm shall not register a transfer of the Common Stock of Photocomm unless the conditions specified in the foregoing legend are satisfied. Photocomm may instruct its transfer agent not to register the transfer of any of such securities, unless the conditions specified in the foregoing legend are satisfied.

         7.0 BULK SALES LAW. Photocomm agrees to waive compliance by Jadco with the provisions of the Bulk Sales Law, and Jadco and Allen agree to indemnify Photocomm against any loss, damage or expense, including reasonable attorney's fees, incurred by Photocomm resulting from such noncompliance, provided Photocomm immediately notifies Jadco and Allen upon any assertion of a claim and tender the defense of such claim to Jadco and/or Allen.

         8.0     PRE-CLOSING COVENANTS.

         8.1 Access to Information; Confidentiality. (a) From the date hereof to the Closing Date, Jadco will (i) afford to representatives of Photocomm, including its counsel and auditors, during normal business hours, access to any and all of the Assets and information with respect to the business (except as respects certain proprietary and technical information designated by Jadco) so that Photocomm may have a reasonable opportunity to make such a full investigation of the Assets and of the business in advance of the Closing Date as it shall reasonably desire, and (ii) cause the directors and officers of Jadco to confer with representatives of Photocomm and will furnish to Photocomm, either orally or by means of such records, documents, and memoranda as are available or reasonably capable of preparation, such information as Photocomm may reasonably request, and Jadco will furnish to Photocomm's auditors all consents and authority that they may reasonably request in connection with any examination of Jadco by Photocomm.

         (b) Photocomm hereby acknowledges that some of the information to be provided by Jadco has been designated as confidential and proprietary (the "Confidential Information"). Photocomm hereby agrees that it will keep in confidence all Confidential Information that has been or may be provided by Jadco, and that Photocomm will use the same for the sole purpose of completing its due diligence inquiry of Jadco. Photocomm hereby agrees not to disclose the Confidential Information to any person except those of its employees and advisors who have a reasonable need to know such information to advise Photocomm in connection with the transactions contemplated hereby. This
Section 8.1(b) shall be inoperative as to such portions of Confidential Information which (i) are or become generally available to the public, other than as a result of a disclosure by Photocomm or its employees or advisors;
(ii) become available to Photocomm on a non-confidential basis from a third party who has the right to disclose the same; or (iii) were known to Photocomm on a non-confidential basis prior to its disclosure by Jadco or one of its representatives.

         8.2 Interim Operations of the Business. Jadco hereby covenants and agrees that between the date hereof and the Closing Date:

                 (a) Jadco shall conduct its business diligently and in the ordinary course and in accordance with past practice, and use its best efforts to (i) preserve its business organization intact, and (ii) keep available the services of its present employees.

                 (b)      Jadco shall not mortgage or encumber any Asset.

                 (c) All Assets shall be used, operated, maintained and repaired in accordance with normal and prudent business practices.

                 (d) Jadco shall use its best efforts to preserve Jadco's relationships and goodwill with its customers, suppliers, licensors and others having business relationships with Jadco.

                 (e) Jadco shall (i) maintain all Assets in substantially the same condition as they are now (reasonable wear and tear, which are not such as to adversely affect the operation of its business, excepted), (ii) maintain insurance upon the Assets and with respect to the conduct of the business, all such insurance to be comparable in amount, scope and coverage to that in effect on the date of this Agreement, and (iii) give Photocomm immediate written notice of any material damage to Jadco's Assets by fire or other casualty.

                 (f) Jadco shall maintain its books, records and accounts in the usual, regular and ordinary manner, on a basis consistent with prior periods, and shall not make any changes in the accounting methods or practices followed by Jadco or any change in the depreciation or amortization policies or rates theretofore adopted or applied.

                 (g) Jadco shall duly comply with all laws applicable to it, the Assets and the conduct of its business.

                 (h) Jadco shall perform all of its obligations without default.

                 (i) Jadco shall not grant any power of attorney with respect to its business or the Assets.

                 (j) Without the prior written consent of Photocomm, Jadco shall not enter into any new material contracts or agreements, or cancel, amend, modify adversely, waive any material rights under, assign, encumber or terminate any of its existing contracts or agreements.

                 (k) Jadco shall not (i) make any loan, or otherwise extend credit to any person, firm or corporation, (ii) give any guarantee or indemnity, or make any other similar commitment with respect to a debt or other liability of any person, firm or corporation, or (iii) pay, discharge or satisfy any liability for borrowed money other than such payment, discharge or satisfaction in the ordinary and regular course of business.

                 (l) Jadco shall not, directly or indirectly, sell, lease or otherwise dispose of any of the Assets or make any capital expenditures, except in the ordinary course of business and consistent with the past practices of Jadco, or acquire any other business.

                 (m) Jadco shall not increase the compensation payable or to become payable to any employee, officer or director of Jadco.

                 (n) Jadco will not authorize or permit (i) the Articles of Incorporation or By-Laws of Jadco to be amended, (ii) the merger, consolidation or other combination of Jadco with any other entity, (iii) the character of its business to be changed, (iv) Jadco to issue, sell or deliver, or authorize the issuance, sale or delivery of, or redeem, any shares of any class of its capital stock or any securities convertible into or exercisable or exchangeable for any such shares, or any warrants, calls, options, stock appreciation rights or other rights calling for the issuance, sale or delivery of any such shares or convertible, exercisable or exchangeable securities, (v) Jadco to pay any dividend or other distribution with respect to its capital stock, other than regularly scheduled dividends consistent with past practices or redeem or repurchase any of the capital stock, or (vi) Jadco to organize a Subsidiary.

                 (o) Jadco shall not write-down, cancel or forgive, in full or in part, any accounts receivable of, or loans payable to Jadco, other than in the ordinary course of business.

                 (p) Jadco will not engage in any transaction which would be inconsistent with any representation, warranty or covenant of Jadco set forth herein or which would cause a breach of any such representation, warranty or covenant.

         8.3. No Public Disclosure. The parties hereto hereby covenant and agree that they shall not publicly disclose the existence of this Agreement or the terms (including, without limiting the generality of the foregoing, the Purchase Price) of the transactions contemplated by this Agreement and the Additional Agreements except (i) with the prior written consent of the other parties, (ii) if such disclosure is compelled by an order of a court or governmental agency having competent jurisdiction, and after consultation by the disclosing party with the other parties, (iii) if such disclosure shall be determined by such party's counsel to be required or necessary for purposes of such party's compliance with applicable stock exchange regulations or foreign, federal or state securities laws and the rules and regulations promulgated thereunder, and after consultation by such party with the other parties, (iv) if such disclosure is required by lawful discovery in any judicial proceeding, and after consultation by the disclosing party with the other parties, or (v) in any action by any party to enforce this Agreement or any of the Additional Agreements.

         9.0 ADDITIONAL AGREEMENTS. At the Closing, the following additional agreements (the "Additional Agreements") shall be executed and delivered by the parties thereto as applicable:

         9.1 Registration Rights Agreement. Jadco and Photocomm shall enter into a Registration Rights Agreement substantially in the form of Exhibit A attached hereto with respect to the shares of the Common Stock to be acquired by Jadco from Photocomm.

         9.2 Lease Agreement. Allen (and any other necessary parties as lessors) and Photocomm shall enter into a Lease Agreement ("Lease") with respect to the business premises presently used by Jadco as its primary business premises in the form of Exhibit B attached hereto.

         9.3. Employment Agreement. Allen and Photocomm shall enter into the Employment Agreement attached hereto as Exhibit C.

         9.4. Covenant Not to Compete. Allen and Photocomm shall enter into the Non-Competition and Non-Disclosure Agreement attached hereto as Exhibits D.

         10.0 AGREEMENT EXPENSES. Each of the parties shall bear its own expenses in connection with the transactions covered or contemplated by this Agreement, and each represents and warrants to the other that there is no broker, agent or other person entitled to compensation or a fee in connection with this Agreement or with the transactions contemplated hereby, except such fees or compensations as each of the parties is hereby representing and warranting that it is exclusively liable to pay.

         11.     CONDITIONS PRECEDENT TO CLOSING.

         11.1. Conditions to the Obligations of Photocomm. The performance of the obligations of Photocomm hereunder is subject to the fulfillment, or waiver by Photocomm, on or before the Closing Date of the following conditions:

         (a) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement and the Additional Agreements by Photocomm and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by Photocomm, and Photocomm shall have full power and right to consummate the transactions contemplated hereby and thereby.

         (b) Conduct of Business in Ordinary Course. To the Closing Date, Jadco shall have conducted its business only in the ordinary course, consistent with the past practices of Jadco, the limitations of Section 8.2, and the other covenants and representations made by Allen and Jadco herein, except for actions expressly permitted by this Agreement, matters incident to carrying out this Agreement, or such further matters as may be consented to in writing by Photocomm. The Inventory and Tangible Personal Property of Jadco to be acquired by Photocomm hereunder shall have an aggregate value of not less than $700,000.

         (c) Consents and Approvals. Jadco and Allen shall have obtained all consents and approvals and waivers and given such notices as may be necessary to consummate the transactions contemplated hereby and by the Additional Agreements, including but not limited to (i) requisite stockholder approval or notification and (ii) the consent to the transactions contemplated hereby of the parties to all material agreements under which Jadco would otherwise be in default as a result of the transactions contemplated hereby. All consents, authorizations, orders or approvals of, and filings or registrations with, any federal, state or local governmental commission, board or other regulatory body which is required for or in connection with the execution, delivery, and performance of this Agreement and the Additional Agreements by Jadco and Allen and the consummation of the transactions contemplated hereby shall have been obtained.

         (d) No Litigation or Legislation. No federal, state, local or foreign statute, rule or regulation shall have been enacted or litigation, proceeding, government inquiry or investigation commenced or threatened which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement and by the Additional Agreements or any of the conditions to the consummation of such transactions or adversely affects the desirability of consummating the transactions contemplated hereby and thereby.

         (e) Accuracy of Representations and Warranties. Each of the representations and warranties of Jadco and Allen set forth in Sections 4 and 6 hereof shall be true and correct in all material respects on and as of the Closing Date.

         (f) Delivery of Closing Documents. Photocomm shall have received the closing documents set forth in Section 13.1 hereof, including, but not limited to, the Additional Agreements.

         (k) Due Diligence. Photocomm shall be satisfied in its sole discretion with its due diligence inquiry of Jadco, its business, and the Assets.

         (l) Tax Returns. Jadco shall have timely filed with the proper governmental agencies, and have provided Photocomm with true and complete copies of, the federal, state and local income tax returns of Jadco for the calendar year ending in December 31, 1994.

         (m) No Adverse Change. There shall not have occurred a material adverse change to Jadco, its business, or the Assets.

         11.2. Conditions to the Obligations of Jadco. The performance of the obligations of Jadco hereunder is subject to the fulfillment, or waiver by Jadco, on or before the Closing Date of the following conditions:

         (a) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement and the Additional Agreements by Jadco, and the consummation of the transactions contemplated hereby and thereby, shall have been duly and validly taken by Jadco, and Jadco shall have full power and right to consummate the transactions contemplated hereby and thereby.

         (b) Delivery of Closing Documents. Jadco shall have received the closing documents set forth in Section 13.2 hereof.

         (c) No Litigation or Legislation. No federal, state, local or foreign statute, rule or regulation shall have been enacted or litigation, proceeding, government inquiry or investigation commenced or threatened which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement and by the Additional Agreements or any of the conditions to the consummation of such transactions or adversely affects the desirability of consummating the transactions contemplated hereby and thereby.

         (d) Accuracy of Representations and Warranties. Each of the representations and warranties of Photocomm set forth in Section 5 hereof shall be true and correct in all respects on and as of the Closing Date.

         11.3. Option to Terminate. In the event any of the conditions precedent to the obligation of any of the parties to consummate the transactions contemplated hereby is not satisfied and/or waived on or before the Closing Date, then any party whose obligation is subject to such conditions shall have the right to terminate this Agreement by written notice to the other parties. Upon the effective date of any termination made pursuant to this
Section 11.3, none of the parties to this Agreement shall have any further liability or obligation to the other parties hereunder, unless otherwise specifically stated.

         12. CLOSING. The closing ("Closing") shall occur at the offices of Bryce & Angle, P.L.C., 605 Main Street, Safford, Arizona 85546, at 2:00 p.m. on January 31, 1996, or such other time as the parties mutually agree (the "Closing Date"). The Closing shall constitute the acts which take place on the Closing Date by which the transactions contemplated by this Agreement are consummated.

         13. CLOSING DOCUMENTS. On the Closing Date, the parties shall exchange documents as follows:

         13.1.   Delivery by Jadco.  Jadco shall deliver to Photocomm:

         (a) A copy of the resolutions duly adopted by the Board of Directors and shareholders of Jadco authorizing and approving the execution, delivery and performance of this Agreement and the applicable Additional Agreements, and the execution and delivery of any and all other documents and agreements contemplated hereunder and thereunder, certified by the Secretary or an Assistant Secretary of Jadco.

         (b) A certificate signed by Jadco to the effect that Jadco has fully performed all of its pre-closing commitments hereunder and that all its warranties and representations contained herein continue to be true and accurate as of the Closing Date.

         (c) The opinion of counsel to Jadco dated as of the Closing Date to Photocomm to the following effect:

         (1) Jadco is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, and is entitled to own its properties and to carry on its business in the places where such properties are located and where such business is being conducted.

         (2) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Jadco and this Agreement has been duly executed and delivered by Jadco and constitutes a valid and binding obligation of Jadco in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights and the remedies of specific performance and injunction and other forms of equitable relief which may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. No further corporate authorization or by any other person is necessary with respect to the execution and delivery of this Agreement by Jadco or its obligations hereunder.

         (3) To the best of said counsel's knowledge Jadco has the right to transfer the business, properties and assets as set forth in paragraph
         1.0 hereof to Photocomm pursuant hereto.

         (4) Except as may be specified by such counsel, they do not know of any litigation, proceeding or governmental investigation pending or threatened against, or relating to, Jadco or Jadco's properties or business or the transactions contemplated under this Agreement.

         (d) The Assets to be conveyed pursuant hereto shall be conveyed by bills of sale, assignments or other instruments of transfer as shall be appropriate to carry out the intent of this

Agreement and as shall be sufficient to convey to Photocomm all of the rights, title and interest of Jadco in and to the Assets to be conveyed hereunder.

         (e) A copy of the Articles of Incorporation and the By-Laws of Jadco, as amended to the Closing Date, certified by the Secretary or an Assistant Secretary of Jadco.

         (f) A Certificate of Good Standing as of a recent date issued by the Corporation Commission of the State of Arizona to the effect that Jadco is in good standing under the laws of that state.

         (g)     The Additional Agreements.

         (h) Such further instruments or documents as Photocomm or its counsel may reasonably request to assure the effective carrying out of the transactions contemplated hereby.

         13.2.   Delivery by Photocomm.  Photocomm shall deliver to Jadco:

         (a) A copy of the resolutions duly adopted by the Board of Directors of Photocomm authorizing and approving the execution, delivery and performance of this Agreement and the applicable Additional Agreements, and the execution and delivery of any and all other documents and agreements contemplated hereunder and thereunder, certified by the Secretary or an Assistant Secretary of Photocomm.

         (b) A stock certificate representing 560,000 shares of Photocomm Common Stock, $0.10 per share, issued in the name of Jadco. The stock certificate shall contain a restrictive legend to the effect that the shares represented by said certificate have not been registered under either the federal or state securities laws and are not transferable except pursuant to an exemption from said securities laws or subsequent registration of said shares.

         (c) A certificate signed by an authorized officer of Photocomm to the effect that Photocomm has fully performed all of its pre closing commitments hereunder and that all of its warranties and representations contained herein continues to be true and correct as of the Closing Date.

         (d) The opinion of counsel to Photocomm dated as of the Closing Date to Jadco to the following effect:

         (1) Photocomm is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, and is entitled to own its properties and to carry on its business in the places where such properties are located and where such business is being conducted.

         (2) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Photocomm and this Agreement has been duly executed and delivered by Photocomm and constitutes a valid and binding obligation of Photocomm in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights and the remedies of specific performance and injunction and other forms of equitable relief which may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. No further corporate authorization or by any other person is necessary with respect to the execution and delivery of this Agreement by Photocomm or its obligations hereunder.

         (3) Except as may be specified by such counsel, they do not know of any litigation, proceeding or governmental investigation pending or threatened against, or relating to, Photocomm or Photocomm's properties or business or the transactions contemplated under this Agreement.

         (4) The shares of Photocomm Common Stock to be issued to Jadco, when issued, shall be fully paid, non assessable, and validly issued.

         (e) A Certificate of Good Standing as of a recent date issued by the Corporation Commission of the State of Arizona to the effect that Photocomm is in good standing under the laws of that state.

         (f)     The Additional Agreements.

         (g) Such further instruments or other documents as Jadco or its counsel may reasonably request to assure the effective carrying out of the transactions contemplated hereby.

         13.3. Form of Closing Documents. All closing documents shall be in form and substance reasonably satisfactory to counsel for the respective parties.

         13.4 Additional Documents. The parties further agree that at any time subsequent to the date hereof, they will, upon request and at the expense of the requesting party, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, conveyances, powers of attorney or assurances as may be required for the better assigning, transferring, granting, conveying and assuring to the parties any of the properties and assets to be conveyed pursuant hereto.

         14.0    POST CLOSING COVENANTS OF JADCO AND ALLEN.

         14.1 Volume Limitation of Resale of Photocomm Common Stock. Notwithstanding anything contained herein or in the Registration Rights Agreement attached hereto as Exhibit A to the contrary, neither Jadco or Allen shall, without the prior written consent of Photocomm, which consent may be withheld in Photocomm's sole discretion, sell, transfer, assign, or convey, except in a non-public sale, more than 150,000 shares of Photocomm Common Stock in any ninety (90) day period.

         14.2 Right of First Refusal in Favor of Photocomm. Photocomm shall have, and Jadco and Allen hereby grant to Photocomm, a right of first refusal to purchase all or any portion of the Common Stock of Photocomm to be issued to Jadco pursuant to this Agreement ("Common Stock") that Jadco or Allen (as Jadco's successor to the Common Stock) may, from time to time, propose to sell to a party not affiliated with Jadco. In the event that Jadco or Allen receives a bona fide offer to sell any of their Common Stock, they shall deliver to Photocomm a written notice setting forth the Specified Terms of such sale. Such notice shall constitute an irrevocable Offer to Sell. Photocomm shall have ten (10) days after its receipt of an Offer to Sell within which to notify Jadco or Allen, as the case may be, in writing of Photocomm's election to purchase in accordance with the Specified Terms all or a portion of the shares of Common Stock offered. Photocomm's election to purchase shall be irrevocable and shall be binding upon Jadco or Allen, as the case may be. Within twenty (20) days of receiving Photocomm's election, Jadco or Allen, as the case may be, shall deliver to Photocomm, against receipt from Photocomm of a certified or bank cashier's check in the amount of the purchase price therefor (or, at Photocomm's option, such other form of payment as provided in the Specified Terms), a certificate or certificates or other instruments representing the shares of Common Stock Photocomm has elected to purchase, properly endorsed for transfer and with all necessary transfer and documentary stamps, if any, affixed or stock transfer taxes, if any, paid. Jadco or Allen shall make such representations and warranties as required by the Specified Terms in connection with such sale. In the event Photocomm fails to exercise its right of first refusal within said period, or exercises such right only with respect to a portion of the Common Stock included in the Offer to Sell, Jadco or Allen, as the case may be, shall have one hundred twenty (120) days thereafter to sell upon the Specified Terms the shares of Common Stock respecting which Photocomm's rights were not exercised to the designated offeree on the Specified Terms. In the event that the shares of Common Stock have not been sold to the designated offeree on the Specified Terms within said 120-day period, the shares shall not thereafter be sold without first offering them to Photocomm in the manner provided above.

         14.3 Survival. The obligations set forth in this Section 14 shall survive the Closing.

         15.0    INDEMNIFICATION.

         15.1 Jadco and Allen. Jadco and Allen agree to and do hereby indemnify, and hold harmless Photocomm, its directors, officers, employees and agents, against and in respect to any claims, losses, expenses, obligations and liabilities, including reasonable attorney's fees, which arise or result from or relate to any breach of or failure by Jadco or Allen to perform any of their warranties, representations, guarantees, commitments, covenants, or conditions under this Agreement. Jadco and Allen shall remain liable for all claims, liabilities, debts, defaults and obligations, whether or not known, which are not expressly assumed hereunder by Photocomm and Jadco and Allen shall defend at their entire expense, including reasonable attorney's fees and other costs of litigation, and indemnify and hold harmless Photocomm against any and all such claims, debts, defaults, obligations, liabilities or suits.

         15.2 Photocomm. Photocomm agrees to and hereby indemnifies and holds harmless Allen and Jadco, its officers, directors, employees and agents, against and in respect to any claims, losses, expenses, costs, obligations and liabilities, including reasonable attorney's fees, which Jadco or Allen may incur or suffer by reason of a breach of or failure by Photocomm to perform any of its warranties, representations, guarantees, commitments or covenants in this

Agreement, or by reason of any act or omission of Photocomm subsequent to the Closing Date which constitutes a breach or default hereunder.

         16. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give any benefits to any person (including, without limiting the generality of the foregoing, any present or former employee of Jadco) or corporation or other entity, other than Allen, Jadco, and Photocomm, and this Agreement shall be for the sole and exclusive benefit of Allen, Jadco, and Photocomm.

         17. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and be binding upon, the successors, heirs, executors, administrators and permitted assigns of the parties hereto. This Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties.

         18. NOTICES. Any notice from one party to the other shall be deemed given when delivered to, or on the day after being sent by a nationally recognized overnight courier service addressed to, the person at the address listed below or to such other person and/or address as may be designated from time to time in writing:

         (a)     if to Jadco or Allen:

                 P.O. Box 308
                 Safford, Arizona 85548

                 with a copy to:

                 Mark S. Bryce, Esq.
                 Bryce, Angle & Holt, PLC
                 605 Main Street
                 Safford, Arizona 85546


         (b)     if to Photocomm:

                 Photocomm, Inc.
                 7681 East Gray Road
                 Scottsdale, Arizona 85260
                 Attn: Robert R. Kauffman, President

                 with a copy to:

                 Steven P. Oman, Esq.
                 Oman, Schulenburg & Politan, P.L.C.
                 4801 East Greenway Road
                 Scottsdale, Arizona 85254

         19. SEVERABILITY. In the event any covenant, condition or other provision of this Agreement is held to be invalid or unenforceable by a final judgment of a court of competent jurisdiction, then such covenant, condition or other provision shall be automatically terminated and performance thereof waived, and such invalidity or unenforceability shall in no way affect any of the other covenants, conditions or provisions hereof, and the parties hereto shall negotiate in good faith to agree to such amendments, modifications or supplements of or to this Agreement or such other appropriate actions as, to the maximum extent practicable, shall implement and give effect to the intentions of the parties as reflected herein.

         20. ENTIRE AGREEMENT. This Agreement and the Additional Agreements contain all of the terms agreed upon by the parties with respect to the subject matter hereof and thereof and there are no representations or understandings between the parties except as provided herein and therein. This Agreement may not be amended or modified in any way except by a written amendment to this Agreement duly executed by the parties.

         21. WAIVER. No waiver of a breach of, or default under, any provision of this Agreement shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any other provision or condition of this Agreement.

         22. APPLICABLE LAW. This Agreement shall be governed by and construed (both as to validity and performance) and enforced in accordance with the laws of the State of Arizona.

         23. ATTORNEYS' FEES. In any action brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and costs as determined by the court and not the jury.

         24. EQUITABLE RELIEF. The parties agree that the remedies at law for any breach of the terms of this Agreement are inadequate. Accordingly, the parties consent and agree that an injunction may be issued to restrain any breach or alleged breach of such provisions. The parties agree that terms of this Agreement shall be enforceable by a decree of specific performance. Such remedies shall be cumulative and not exclusive, and shall be in addition to any other remedies which the parties may have at law or in equity.

          25. COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, but all of such counterparts taken together shall be deemed to constitute one and the same instrument. No party shall be bound until each party has signed at least one (1) such counterpart.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their respective names as of the day and year first above written.


JADCO MANUFACTURING, INC.
an Arizona corporation


By: /s/ James C. Allen
   ------------------------
    James C. Allen
    President

 /s/ James C. Allen
---------------------------
JAMES C. ALLEN


PHOTOCOMM, INC.
an Arizona corporation


By: /s/ Robert R. Kauffman
   ------------------------
    Robert R. Kauffman
    Chief Executive Officer

                                                                       EXHIBIT A

                         REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of the 31st day of January, 1996, by and between PHOTOCOMM, INC. an Arizona corporation with offices at 7681 East Gray Road, Scottsdale, Arizona 85260 (the "Company"), and JADCO MANUFACTURING, INC., an Arizona corporation with offices at 325 E. Main, Safford, Arizona 85546 ("Jadco," being sometimes referred to herein as "Purchaser").


                              W I T N E S S E T H:

         This Agreement is made with reference to the following facts.

         A. The Company is issuing 560,000 shares of its common stock, $0.10 par value (the "Common Stock") to the Purchaser pursuant to that certain Agreement and Plan of Reorganization, dated January 31, 1996, by and among, inter alia, the Company and the Purchaser (the "Agreement").

         B. The Purchaser has requested, and the Company is willing to provide, certain registration rights with respect to the shares of Common Stock to be issued to the Purchaser.


         NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

         1.      DEFINITIONS.  As used herein:

         (a) The term "Act" shall mean the Securities Act of 1933, as amended.

         (b) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing an S-3 registration statement in compliance with the Act and the declaration or ordering of the effectiveness of such registration statement.

         (c) The term "Registrable Securities" means (i) all of the shares of Common Stock issued to or purchased by the Purchaser pursuant to the Agreement, and (ii) any Common Stock issued or issuable upon the conversion or exercise of any warrant, right or other security which is issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned or assignable; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

         (c) The term "Other Shareholders" means the holders of securities of the Company who are entitled to have shares of the Common Stock included in a registration of the Company's securities other than the Holders with respect to the Registrable Securities.

         (d) The term "Holder" means the Purchaser and any other holder of Registrable Securities to whom the registration rights have been transferred pursuant to Section 9 hereof.

         (e) The term "Initiating Holders" means any Holder or Holders of not less than fifty percent (50%) of the then outstanding Registrable Securities.

         (f) The term "SEC" means the Securities and Exchange commission or any successor agency thereto.

         (g) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

         2.      REQUESTED REGISTRATION.

         (a) The Initiating Holders shall be entitled to submit pursuant to this Section 2 a written request for registration. Upon receipt by the Company from the Initiating Holders, at any time after the six-month anniversary and prior to the second annual anniversary of the Closing Date of the Agreement, of a written request that the Company effect any registration, qualification or compliance with respect to the Registrable Securities, the Company will:

         (i) give written notice of the proposed registration, qualification or compliance to all other Holders within ten (10) days after receipt thereof; and

         (ii) use its best reasonable efforts to effect an S-3 registration (as well as qualification under the applicable blue sky or other state securities laws, and appropriate compliance with exemptive regulations issued under the Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within thirty (30) days after such written notice is given; provided, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2:

                 (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process (unless the Company is already subject to service of process under said state's securities laws), to register as a dealer, or to cause any officer or employee of the Company to register as a salesman in effecting such registration, qualification or compliance;

                 (B) After the Company has effected one (1) such registration pursuant to this Section 2;

                 (C) If the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 2 shall be deferred for a period not to exceed 180 days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period; or

                 (D) Within one hundred twenty (120) days of the effective date of any other registration effected by the Company, or prior to the effective date of such registration statement if the Company shall have theretofore or thereafter given written notice of such registration statement to the Holders of Registrable Securities and shall have thereafter pursued the preparation, filing and effectiveness of such registration statement with diligence.

         3. EXPENSES OF REGISTRATION. All expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2 of this Agreement, including without limitation, all registration, filing and qualification fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, accounting fees and expenses, and expenses of any special audits incidental to or required by such registration, shall be borne by selling Holder, up to the aggregate amount of $20,000 and by the Company thereafter; provided, however, that the Company shall not be required to pay underwriters' fees, discounts or commissions relating to Registrable Securities, or any fees for counsel to the selling Holders; and provided further, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 hereof if the registration request is subsequently withdrawn at the request of the Holders.

         4. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Securities under the Act, the Company will, as expeditiously as possible:

         (a) Prepare and file with the SEC an S-3 registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for such period as may be necessary to permit the successful marketing of such securities but not exceeding one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs (unless the Holder is restricted by the Company with respect to the number of shares which can be sold in any ninety (90) day period pursuant to the Agreement, in which event the Company shall cause the registration statement to remain effective until all shares owned by such Holder which such Holder desires to sell are sold).

         (b) Furnish to each Holder participating in the registration such number of prospectuses and preliminary prospectuses in conformity with the requirements of the Act, and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold by such Holder.

         (c) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         5.      INDEMNIFICATION.

         (a) The Company agrees to indemnify and hold harmless each Holder of Registrable Securities with respect to which a registration statement has been filed under the Act pursuant to this Agreement, each of such Holder's partners, officers and directors, and each person, if any, who controls any such Holder within the meaning of the Act or the 1934 Act, as follows:

         (i) against any and all loss, liability, claim (joint or several), damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in such registration statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in strict conformity with written information furnished to the Company by any Holder expressly for use in such registration statement (or any amendment thereto) or such preliminary prospectus or prospectus (or any amendment or supplement thereto), any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

         (iii) against any and all legal or other expense reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause
         (i) or (ii) above, which expenses under this clause (iii) shall be paid by the Company as incurred;

provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective, or in the amended prospectus filed with the SEC pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any Holder or other indemnitee, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

         In no case shall the Company be liable under this indemnity agreement with respect to any loss, liability, claim, damage or expense with respect to any claim made against any Holder or other indemnitee unless the Company shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, if prejudicial to its ability to defend such action, but failure to so notify the Company shall not relieve the Company from any liability which it may have otherwise than on account of this indemnity agreement. In case of any such notice, the Company shall be entitled to participate at its expense in the defense, or if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim; but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the Holder and other defendant or defendants, if any, in any suit so brought, which approval shall not be unreasonably withheld. In the event that the Company elects to assume the defense of any such suit and retain such counsel, the Holder and other defendant or defendants which may be represented without conflict by one counsel, shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Company, but only if representation of such Holder and other defendant or defendants by the counsel retained by the Company would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.

         (b) Each Holder severally agrees that it will indemnify and hold harmless the Company, each officer and director of the Company, each person, if any, who controls the Company within the meaning of the Act, the Company's attorneys and accountants, each underwriter of Registrable Securities included in any registration statement which has been filed under the Act pursuant to this Agreement, each person, if any, who controls such underwriter, within the meaning of the Act, each other Holder, each of such other Holder's partners, officers and directors, and each person controlling such other Holder within the meaning of the Act against any and all loss, liability, claim, damage and expense described in clauses (a)(i) through (a)(iii), inclusive, of this
Section 5, but only with respect to statements or omissions, or alleged statements or omissions made in any registration statement (or any amendment thereto) or any preliminary prospectus or prospectus (or any amendment or supplement thereto) in reliance upon and in strict conformity with written information furnished to the Company by such Holder expressly for use in such registration statement (or any amendment thereto) or such preliminary prospectus or prospectus (or any amendment or supplement thereto) and only to the extent of proceeds received by such Holder from the sale of its Registrable Securities in the offering as to which the registration statement relates; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective, or in the amended prospectus filed with the SEC pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person entitled to be indemnified pursuant to this Section (b), if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act. In case any action shall be brought against the Company or any person so indemnified pursuant to the provisions of this Section (b) and in respect of which indemnity may be sought against any Holder, the Holders from whom indemnity is sought shall have the rights and duties given to the Company, and the Company and the other persons so indemnified shall have the rights and duties given to the persons entitled to indemnification by the provisions of Section (a) of this Section 5.

         6. INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, and the distribution proposed by such Holder or Holders, as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section

         7. SALE WITHOUT REGISTRATION. If at the time of any transfer (other than a transfer not involving a change in beneficial ownership) of any Registrable Securities, such Registrable Securities shall not be registered under the Act, the Company may require, as a condition of allowing such transfer, that the Holder or transferee furnish to the Company (a) such information as is necessary in order to establish that such transfer may be made without registration under the Act, and (b) (if the transfer is not made in compliance with Regulation S or Rule 144A) at the expense of the Holder or transferee, an opinion of counsel satisfactory to the Company in form and substance to the effect that such transfer may be made without registration under the Act; provided that nothing contained in this Section 7 shall relieve the Company from complying with any request for registration, qualification, or compliance made pursuant to the other provisions of this Agreement.

         8. ELIGIBILITY FOR FORM S-3 AND RULE 144. The Company represents and warrants to the Holder, its successors and assigns, that it meets the eligibility requirements of Form S-3 under the Act to register secondary offerings of its Common Stock and agrees that it shall continue to meet such requirements so long as the Holder has demand registration rights under this agreement. With a view to making available to the Holders the benefits of certain other rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

         (a) Make and keep public information available, as those terms are understood and defined in Rule 144;

         (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934; and

         (c) Furnish the Holders forthwith upon request (i) a written statement by the Company as to its compliance with the public information requirements of said Rule 144 or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents as may be reasonably requested in availing the Holders of any rule or regulation of the SEC permitting the sale of any such securities without registration.

         9. TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted by the Company under Section 2 hereof may be assigned in writing by the Purchaser to its shareholders upon the liquidation of Purchaser as contemplated in the Agreement and upon transfer of the Registrable Securities to such shareholders (or any family trust controlled by them); provided, that such transfer may otherwise be effected in accordance with applicable securities laws; and provided further, that the Company is given written notice by such holder of shares of the Common Stock at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned. No other transfer of the Registration Rights shall be allowed.

         10. REGISTRATION BY COMPANY. If at any time the Company proposes to issue common stock pursuant to a registration under the Act, or register its common stock pursuant to the request of Other Shareholders, the Company will give prompt written notice to each Holder of its intention to effect such a registration and, subject to the limitations, conditions and indemnities contained herein, will include in such registration (and related qualification under blue sky laws or other compliance) those shares of Registrable Securities for which the Company has received a written request for inclusion within twenty (20) business days after receipt by each Holder of the Company's notice. Each participating Holder agrees to pay the additional registration expenses allocable to the inclusion of such Holder's Registrable Securities on a pro rata basis, provided, however, the aggregate amount allocable to all of the Holders shall not exceed $20,000.

         11. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company and the Initiating Holders shall inure to the benefit of their respective successors and assigns hereunder.

         12. NOTICES. Any notice from one party to the other shall be deemed given when delivered to, or on the day after being sent by a nationally recognized overnight courier service addressed to, the person at the address listed below or to such other person and/or address as may be designated from time to time in writing:


         (a)     if to the Company:

                 Photocomm, Inc.
                 7681 E. Gray Road
                 Scottsdale, AZ 85260

                 with a copy  to:

                 Steven P. Oman, Esq.
                 Oman, Schulenburg & Politan, P.L.C.
                 4801 East Greenway Road
                 Scottsdale, Arizona 85254

         (b)     if to Jadco:

                 Jadco Manufacturing, Inc.
                 P.O. Box 308
                 Safford, Arizona 85548
                 with a copy to:

                 Mark S. Bryce, Esq.
                 Bryce, Angle & Holt, PLC
                 605 Main Street
                 Safford, Arizona 85546

         13. APPLICABLE LAW. This Agreement shall be governed by and construed (both as to validity and performance) and enforced in accordance with the laws of the State of Arizona applicable to agreements made and to be performed wholly within such jurisdiction.

         14. FEDERAL COURT. Each party agrees that, in the event of any litigation among the parties (or some of them) concerning this Agreement or the transactions contemplated hereby, the initiating party shall use reasonable efforts to bring such action in a federal court of competent personal and subject matter jurisdiction.

         15. COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, but all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day, month and year hereinabove set forth.

JADCO MANUFACTURING, INC.
an Arizona corporation


By:/s/ James C. Allen
   -----------------------
   James C. Allen
   President


PHOTOCOMM, INC.
an Arizona corporation


By:/s/ Robert R. Kauffman
   -----------------------
   Robert R. Kauffman
   Chief Executive Officer

                                                                       EXHIBIT B

                                COMMERCIAL LEASE


          THIS lease agreement is entered into this 31st day of January, 1996 by and between JAMES C. ALLEN and SANDRA KAY ALLEN, husband and wife, whose address is P.O. Box 308, Safford, AZ 85548 (referred to in this agreement as the "Lessor"), and PHOTOCOMM, INC., a corporation organized under the laws of the State of Arizona, whose address is 7681 E. Gray Road, Scottsdale, AZ 85260 (referred to in this agreement as the "Lessee").

         In consideration of the promises and agreements made by and between the Lessor and the Lessee in this agreement, the parties agree as follows:

         Section 1. Description of Property. The Lessor agrees to lease to the Lessee, and the Lessee agrees to rent and hire from the Lessor, on the terms and conditions set forth in this agreement, the land and improvements located in Graham County, Arizona, described as follows (referred to in this lease as the "Premises"):

                     See Exhibit A attached hereto

         Section 2. Initial Term of lease. The initial term of this lease commence on January 31, 1996, and terminate at 5:00 o'clock p.m. on December 31, 1998, unless terminated sooner pursuant to the provisions of this agreement.

         Section 3. Option to Extend Term of Lease. Lessee shall have one - two year renewal option. If immediately prior to the renewal term this Lease shall be in force and effect and Lessee shall not be in default, then, subject to the provisions of this Section, Lessee shall have and hereby is given the option to renew and extend this Lease for an additional term of two years, upon the same terms, covenants, and conditions, as those herein contained, insofar as then in force and applicable to such renewal term except that the Rent for such renewal term shall be the then existing market rental rate for the Premises based upon similarly situated buildings, and except that the terms of the renewal shall not contain a provision for a further renewal.

         In the event that Lessee wishes to exercise its right to renew pursuant to this Section, Lessee shall give Lessor written notice of such election at least 90, but not more than 180 days prior to the expiration date of the initial term, provided, however, Lessee's failure to give proper notice shall not affect the renewal rights of Lessee if Lessor has not executed a lease agreement with another tenant for the Premises or any part thereof, provided further, Lessee shall reimburse Lessor for any costs incurred by Lessor in seeking a new tenant(s) for the Premises.

         Section 4. Rent. The monthly rent for the Premises shall be $4,000.00, plus applicable sales taxes, if any, payable in advance on the first day of each month.

         Section 5. Place of Payments. All payments made under this lease shall be sent to the Lessor at the address shown at the beginning of this lease or to such other person and/or address as the Lessor may designate in Writing.

         Section 6. Taxes. The Lessee will pay all real property taxes imposed on the Premises, and all personal property taxes, business taxes and fees, imposed on or with respect to the Premises or the Lessee's use of the Premises, The Lessor will provide the Lessee with copies of the bills for the real estate taxes, and the Lessee will pay the amounts payable under those bills to the Lessor on or before the dates those bills are payable, or fifteen days after receiving copies of the bills from the Lessor, whichever comes later. Taxes for the year 1996 shall be pro-rated with Lessor paying 1/12 of such taxes and Lessee paying 11/12 of such taxes.

         Section 7. Utilities. The Lessee will be responsible for contracting and paying for all utility services furnished to the Premises during the term of this lease including but not limited to electric, gas, water, sewer, garbage, alarm, and telephone service.

         Section 8. Insurance. During the term of this lease, the Lessor shall, at their own expense, obtain and maintain insurance for the Premises including casualty insurance against all customary risks of loss or damage, including but not limited to fire, flood, weather, earthquake and vandalism, for not less than the replacement value of the Premises.

         Section 9. Payment of expenses by the Lessor. If the Lessee fails to pay any taxes, assessments, or other fees relating to the Premises as they become due and owing, to discharge liens, security interests, and other encumbrances on the Premises caused by Lessee, to repair, maintain, and protect the Premises, or to perform any of the Lessee's other obligations under this agreement, then the Lessor may, at its option, perform those obligations and pay those expenses. The payment of expenses or the performance of acts by the Lessor will not constitute a waiver of any default by the Lessee, or a waiver of the Lessor's remedies in the event of a default. The Lessor will bill the Lessee for any expenses paid by the Lessor pursuant to this section, and the Lessee will reimburse the Lessor within thirty (30) days for the payments, together with interest on such payments from the date of each payment at the rate of ten percent (10%) per annum. If the Lessee fails to reimburse the Lessor for the payments and interest within thirty days, then the Lessor may declare the Lessee to be in default of this agreement.

         Section 10. Condition, examination and acceptance of Premises. (a) The Lessee acknowledges that the Lessee has inspected the Premises, is satisfied with the condition of the Premises, and accepts the Premises in its present condition.

         (b) The Lessee acknowledges that the Lessee's decision to enter into this lease was based upon the Lessee's own inspection and use of the Premises and the Lessee's own judgement of its suitability and desirability for the Lessee's purposes, and that the Lessee has not been governed or influenced by any representation of the Lessor as to the condition, suitability, character or earning capacity of the Premises.

         (c) The Lessee acknowledges and confirms that the Lessee has examined and inspected the Premises, is fully familiar with them, is entering into this agreement based on such inspection and examination, and accepts the Premises AS IS, in its present condition; that no representations of any kind have been made by the Lessor or any representative of the Lessor with respect to the condition, character, or earning capacity of the Premises or the suitability of the Premises for any purpose for which the Lessee may desire to use them; and that the Lessor has not made, and expressly disclaims, any warranties, express or implied, as to the condition, character, or earning capacity of the Premises or the suitability of the Premise for any purpose for which the Lessee may desire to use them.

         Section 11. Warranties of Lessor. The Lessor warrants that the Lessor owns the Premises and has the right to lease them, and that the Lessee shall enjoy peaceable use of the Premises, free from interruption or hindrance by the Lessor or any other person, for so long as the Lessee performs its obligations under this agreement.

         Section 12. Restrictions on use of the Premises. The Lessee shall use the Premises to carry on its business as it has previously operated the same upon the Premises, and shall not use or permit the use of the Premises for any other purpose unless it obtains the prior written consent of the Lessor. The Lessee shall not use or permit the use of the Premises for any illegal, immoral, offensive, objectionable, improper, or disreputable purpose, any purpose which may result in damage to the Premises, any purpose which may cause a public or private nuisance or disturb other persons in the area, any purpose which is dangerous or prohibited by any insurance policy, any purpose which may increase the cost of insurance policies on the Premises or result in the cancellation of any insurance policy, or any purpose which violates any federal, state or local statute or regulation.

          Section 13. Repairs and maintenance. The Lessee shall be responsible for maintaining and repairing the Premises at the Lessee's expense. If the Premises are damaged by fire or other casualty, insurance proceeds payable as a result may be used, at Lessor's election to repair and replace the damaged property. If not so used, such insurance proceeds shall be delivered to Lessor and Lessee as their interests may appear, and this lease shall be terminated. From the date of such damage, and until the Premises are fully restored, the rental shall abate if there is total destruction, or if there is partial damage and the Lessee is able to use part or all of the Premises for their intended purpose, the rental amount shall be prorated based upon the square footage of space of the building useable by Lessee.

         Section 14. Alterations, additions and improvements. (a) The Lessee may make nonstructural alterations, additions or improvements to the Premises at its own expense at any time during the term of this Lease without obtaining the prior consent of the Lessor, but shall not demolish or remove any substantial portion of the Premises without obtaining the prior written consent of the Lessor.

         (b) All alterations, additions and improvements shall be made at the expense of the Lessee, shall be performed in a workmanlike manner, and shall not weaken the structural strength or reduce the value of the Premises or change the purposes for which the Premises may be used. No liens of any type shall be allowed to attach to the Premises unless prior written consent is received from Lessor.

         Section 15. Ownership of alterations, additions and improvements. All alterations, additions and improvements made by the Lessee with the exception of removable partitions, shelving, counters, machinery and other trade fixtures and signs shall at the option of the Lessor become part of the Premises and the property of the Lessor unless the Lessor agrees otherwise in writing.

         Section 16. Signs. Any signs installed by the Lessee must comply with all applicable sign ordinances.

         Section 17. Inspection and entry of Premises. The Lessor shall have, the right to enter the Premises at reasonable times after giving the Lessee reasonable prior notice to inspect them.

         Section 18. Notification of damage, loss and claims. The Lessee shall notify the Lessor immediately in writing of any damage or loss suffered by the Premises, of any accidents involving the Premises, and of any claims, suits, or other legal proceedings relating in any manner to the Premises, and shall promptly advise the Lessor in writing of further developments relating to any such events and provide the Lessor with copies of all documents relating to such events.

         Section 19. Condemnation. (a) If all or any part of the Premises are taken or condemned by any public or quasi-public authority under the power of eminent domain, the entire damages awarded as a result of the condemnation of the Premises shall belong to the Lessor, and the Lessee shall not be entitled to any part of the damages, with the exception of any damages expressly awarded to the Lessee for damage to equipment and fixtures that belong to the Lessee, removal and reinstallation of such equipment and fixtures, loss of business, or moving expenses.

         (b) If the entire Premises are taken or condemned, or a taking or condemnation makes the Premises unsuitable for their intended use, this lease shall terminate as of the date that the Lessee is required to surrender possession of the Premises or becomes unable to use the Premises for their intended use, whichever comes first, and the Lessee shall not be obligated to pay any rent for periods after that date.

         (c) If a portion of the Premises is taken or condemned, but the remainder of the Premises is suitable for the Lessee's purposes, this lease shall remain in effect with respect to the remainder of the Premises, and the rent payable under this lease shall be reduced in proportion to the reduction in square footage in the building on the Premises to the Lessee. The Lessor shall be obligated to remedy any physical damage to the Premises caused by the taking or condemnation within a reasonable period of time. The Lessee shall have the right to declare the Premises unsuitable for its intended use and to terminate this lease if the Lessor fails or refuses to remedy any physical damage to the Premises caused by the taking or condemnation within a reasonable period of time.

         Section 20. Indemnification by Lessee. Except with respect to loss or injury caused by the Lessor, the Lessee shall indemnity the Lessor against and hold the Lessor harmless from any and all claims, actions, damages, losses, injuries, demands, liabilities, costs and expenses, including attorneys' fees, arising from the occupancy, use, condition or operation of the Premise by the Lessee during the term of this lease, or from any injury or damage to any person or property on the Premises during the term of this lease.

         Section 21. Assignment and subletting by the Lessee. The Lessee shall have the right to sublease, assign, mortgage, pledge or otherwise transfer or encumber its rights under this lease, at any time, and from time to time, or to permit the Premises to be used or occupied by others, without the prior written consent of the Lessor. Unless specifically agreed to the contrary by

Lessor, Lessee shall remain fully liable hereunder notwithstanding such assignment or sublease by Lessee.

         Section 22. Assignment by the Lessor. (a) The Lessor has the right to sell, assign, pledge, mortgage, or otherwise transfer or encumber the Premises, this lease or any of its rights under this lease without obtaining the consent of the Lessee, provided that the transfer or encumbrance is subject to the rights of the Lessee under this lease. Notwithstanding any such assignment, the Lessor warrants that the Lessee shall quietly enjoy the use of the Premises subject to the terms and conditions of this lease.

         (b) If the Lessor transfers or assigns the Premises, this lease or any of its rights under this lease, the right of the transferee or assignee to receive the amounts due from the Lessee under this lease shall be free from all defenses, setoffs and counterclaims that the Lessee may be entitled to assert against the Lessor. The Lessee may separately assert any such defenses, setoffs and counterclaims against the Lessor.

         Section 23. Events of default. (a) The Lessor, at its option, may declare the Lessee to be in default under this lease upon the occurrence of any of the following events:

                 (i) The Lessee fails to make any lease payment payable under this agreement within ten (10) days after such payment is due;

                 (ii) The Lessee fails to perform any of its other obligations under this agreement within thirty (30) days after it receives a request for such performance from the Lessor; provided, that if the nature of the obligation is such that the Lessee cannot perform the obligation within thirty (30) days after it receives a request for performance from the Lessor, the Lessee will not be in default if it commences efforts to perform the obligation within thirty (30) days after it receives a request for performance and diligently pursues those efforts to completion;

                 (iii) The Lessee files a petition in bankruptcy, makes an assignment for the benefit of creditors, consents to the appointment of a receiver or trustee for substantially all of its property, or takes any action under any other law relating to the relief of debtors;

                 (iv) An involuntary petition in bankruptcy is filed against the Lessee, or a receiver or trustee is appointed to take possession of substantially all of the property of the Lessee, and such petition or appointment is not withdrawn or discharged within ninety (90) days;

                 (v) The Premises, the Lessee's rights under this lease, or a material portion of the Lessee's property is subjected to any levy, seizure, execution or sale by any creditor or government agency;

                 (vi) The Lessee's rights under this agreement are voluntarily or involuntarily assigned, or the Premises are subleased or lent to any other person, without the prior written consent of the Lessor; or

                 (vii)  The Lessee vacates or abandons the Premises.

         Section 24. Lessor's rights upon default. If the Lessor notifies the Lessee in writing that it is in default under this agreement, and the Lessee fails to cure the default within the required number of days after it receives such written notice, the Lessor may, without making further notice or demand upon the Lessee, take any or all of the following actions:

                 (i)  Notify the Lessee that this lease has been terminated.

                 (ii) Require the Lessee to deliver possession of the Premises and if the Lessee fails or refuses to deliver possession of the Premises, to enter and take possession of the Premises, to remove the property and personnel of the Lessee from the Premises at the expense of the Lessee and to store the property in any reasonable manner and place selected by the Lessor at the expense of the Lessee.

                 (iii) After terminating this lease, hold, renovate, or dispose of the Premises or any part of the Premises on any terms selected by the Lessor, free and clear of any rights of the Lessee and without any duty to account to the Lessee for any proceeds of such use.

                 (iv) Reenter the Premises without terminating this lease and relet the Premises in any commercially reasonable manner, and apply the proceeds of such reletting, after deducting all costs and expenses incurred in connection with retaking possession of, remodeling, and reletting the Premises, in payment of the Lessee's obligations under this agreement, with the Lessee remaining responsible for any deficiency.

                 (v) If the Lessee's default consists of failure to obtain, maintain or pay for any of the insurance policies which this agreement requires it to maintain, or failure to pay any tax, assessment, or other charge which this agreement requires it to pay, or failure to keep the Premises free from liens, levies and encumbrances, or failure to indemnity the Lessor against any claim, action, damage, loss, injury, demand, liability, cost or expense, the Lessor shall have the right, but not be obligated, to take that action itself, and to bill the Lessee for the costs of taking that action. If the Lessee fails to pay such costs with the next payment due under this lease, the Lessee agrees to pay late charges on those costs at the rate provided for in this agreement.

                 (vi) Pursue any and all other rights or remedies available to the Lessor at law or in equity.

         Section 25. Mitigation. If the Lessor terminates this lease or terminates the Lessee's right to possess the Premises the Lessor will mitigate its damages by making reasonable efforts to relet the Premises on reasonable terms. The Lessor may relet the Premises for a shorter or longer period of time than the Lessee's remaining term under this lease, and in addition may make any necessary repairs or alterations required in connection with the reletting.

         Section 26. Effect of exercise of remedies. The exercise of any right or remedy available to the Lessor under this agreement, at law, or in equity shall not prevent the Lessor from exercising any other such remedy.

         Section 27. Surrender of Premises upon termination of lease. Upon the expiration or termination of this lease, the Lessee shall remove all of its personal property from the Premises and surrender possession of the Premises and all keys to the Premises to the Lessor, free and clear of all encumbrances, in the condition they were in at the beginning of the lease with the exception of ordinary and reasonable wear and tear. The Lessee shall repair all damage to the Premises caused by the removal of equipment, trade fixtures, machinery, signs, and other personal property.

         Section 28. Lessee's liability for damage and abuse. If the Premises are returned to the Lessor with damage, abuse, excessive wear and tear, missing property, modifications not authorized by the Lessor, or otherwise not in the condition they were in when they were delivered to the Lessee, the Lessee shall be responsible for paying the costs of repairing the damage and returning the Premises to the condition they were in when the Lessee took possession, reasonable and ordinary wear and tear excepted.

         Section 29. Failure of Lessee to remove Property. Any improvements, fixtures, machinery and equipment remaining in the Premises more than thirty
(30) days after the expiration or termination of this lease shall, at the option of the Lessor, be deemed abandoned and shall become the property of the Lessor, without entitling the Lessee to any payment or offset. If the Lessor does not elect to assume ownership of any improvements, fixtures, machinery and equipment left in the Premises, it shall have the right to remove such property from the Premises and store it at the risk and expense of the Lessee.

         Section 30. Failure to surrender Premises. If the Lessee fails to surrender the Premises to the Lessor upon the expiration or termination of this lease, the Lessee's occupancy of the Premises shall be treated as a tenancy from month-to-month, terminable at will by the Lessor, at a rental of 1.25 times the last monthly rental rate payable in advance on the first day of each month. The Lessee shall not acquire any additional rights or interest in the Premise by failing to surrender them, and the Lessor shall have the right to take legal action to obtain the removal of the Lessee from the Premises.

         Section 31. Waiver of offsets. The Lessee waives any and all existing and future claims and offsets against the amounts payable to the Lessor under this agreement, and agrees to pay the amounts due under this agreement regardless of any offset or claim it may have against the Lessor.

         Section 32. Successors bound by agreement. This agreement is binding upon and shall inure to the benefit of the parties and their heirs, executors, representatives, successors, and assigns.

         Section 33. Entire agreement. This instrument constitutes the entire agreement between the parties. No party shall be bound by any statements, promises, understandings, conditions, warranties, or representations, oral or written, not contained in this agreement. Each party acknowledges that the execution of this agreement was not induced or motivated by any promise or representation made by any other party, other than the promises and representations expressly set forth in this agreement. All previous statements, negotiations, preliminary instruments and agreements made by the parties or their representatives are superseded by and merged into this agreement, except as expressly provided in this agreement.

         Section 34. Modification of agreement. No modification of this agreement shall be valid or binding unless the modification is in writing, signed by both parties to this agreement.

         Section 35. Waiver. No waiver of any provision of this agreement shall be valid or binding unless the waiver is in writing, signed by the party waiving the provision. The failure of any party to this agreement to exercise any right or remedy provided for in this agreement or to insist upon the strict performance of any provision of this agreement shall not be a waiver of that party's right to exercise that right or remedy or insist upon the strict performance of that provision in the future.

         Section 36. Severability of invalid provisions. If any provision of this agreement is declared or becomes invalid, unenforceable or contrary to law, the parties agree that the provision shall be severed from the remaining provisions of this agreement and shall not affect the validity or enforceability of the other provisions of this agreement.

         Section 37. Notice. Any notice that this agreement requires or permits to be delivered to any person shall be in writing and shall be delivered to such person either personally or by depositing the same in the United States mails, certified mail, return receipt requested, postage prepaid, addressed to such person at the address set forth at the beginning of this agreement, or to such other address as either party specifies by written notice as herein provided.

         Section 38. Attorneys' fees. If either of the parties to this agreement institutes legal proceedings to enforce the terms of this agreement, the parties agree that the unsuccessful party to the proceedings shall pay the reasonable attorney's fees and legal costs of both parties, as they may be approved by the court having jurisdiction over the proceedings, If either of the parties to this agreement is required to appear in a bankruptcy or receivership proceeding in which the other party is a debtor, the debtor will pay the reasonable attorney's fees, court witness fees, and other costs which the other party incurs as a result of the proceeding.

         Section 39. Corporate action. The Lessee represents and warrants that all corporate actions necessary to authorize the execution and performance of this agreement have been taken.

         Section 40. Time of Essence. Time shall be of the essence in complying with the terms and conditions of this agreement.

         Section 41. Computation of time. Whenever the last day for the exercise of any privilege or the discharge of any duty under this agreement shall fall upon a Saturday, a Sunday, or any public or legal holiday, whether state or federal, the party having the privilege or duty shall have until 5:00 p.m. on the next regular business day to exercise the privilege or discharge the duty.

         Section 42. Headings. The headings, titles and subtitles in this agreement are inserted for convenience of reference only, do not in any way limit or amplify the terms and provisions of the agreement, and are to be ignored in any construction of the provisions of the agreement.

         Section 43. Applicable law. This agreement shall be governed by and construed in accordance with the laws of the state of Arizona.

         Section 44. Option to purchase Premises. Lessee shall have the right and option to purchase the Premises, and all of the structures, buildings, and other improvements constructed thereon for a purchase price equal to the fair market value thereof at the end of the initial or option term of this lease, as the case may be. Lessee may exercise this option by giving notice to Lessor at least thirty (30), but not more than ninety (90) days prior to the end of the initial or option term of this lease. Upon exercise of this option, Lessee will deposit $10,000 in cash with the Escrow Agent hereafter designated and in such event, all terms, conditions and provisions herein contained shall serve as a binding purchase agreement between the parties hereto.

         If the parties are not able to agree upon the fair market value of the Premises within ten (10) days after Lessee has given notice of its exercise of this option to Lessor, then each of the parties shall select one appraiser and said appraisers shall mutually select a third appraiser. The fair market value shall be the average fo all three appraisals produced by such appraisers. In the event any party fails to sellect an appraiser within ten (10) days after the time to do so begins, then any party may seek the appointment of the appraiser by the Superior Court and all time periods specified hereunder shall be suspended pending sellection of such appraiser by the Court.

     If Lessee shall exercise this option, Lessor shall give Lessee a good, clear and marketable title to the Premises, free and clear of all tenancies liens, encumbrances. encroachments, restrictions, reservations, conditions of record and easements, except taxes due but not yet payable and zoning restrictions, if any. If title is not marketable, then Lessee may elect to either purchase the Premises subject to such unmarketable condition with no reduction in the purchase price or any liability to Lessor, or cancel and terminate its purchase of the Premises, in which event the deposit paid by Lessee to the Escrow Agent shall be refunded in full and the parties shall have no further liability under this Section 44. Transfer of the Premises shall be made by general warranty deed conveying title to Lessee, in fee simple. If there is any lien or encumbrance of record against the Premises, Lessee may elect to take the Premises subject to any such lien or encumbrance: in such event, the full amount thereof, together with any interest and penalties accrued thereon as of the date of transfer, shall be deducted from the purchase price herein, and Lessee will thereafter indemnify and save Lessor harmless from all further liability thereunder.

    Within thirty (30) days after Lessee exercises this option, all documents and monies required hereunder shall be deposited by the respective parties with the Escrow Agent, which shall be any title company licensed to do business in the state wherein the Premises are located. This Agreement shall serve as the Escrow Instructions, subject to the Escrow Agent's usual condition of acceptance where not contrary to any of the terms hereof. Real estate taxes, insurance, and any other prepaid or accrued charges customarily prorated shall be prorated as of the date of transfer according to the calendar year. Lessor, at Lessor's expense, shall furnish Lessee with an owner's or fee policy of title insurance, issued by a title insurance company first approved by Lessee, in the amount of the purchase price, as evidence or assurance that there has been conveyed to Lessee, the title required to be conveyed hereunder. The Escrow Agent shall cause title to the Premises to be searched, and if and when the required evidence of title can be issued and the Escrow Agent has received all funds and documents required to be deposited hereunder, the Escrow Agent shall cause the deed to be filed of record and the funds disbursed in accordance herewith.

     The Escrow Agent shall charge Lessor with the cost of the owner's or fee policy of title insurance, including premium, location survey, and title examination charges, revenue or other documentary stamps, if required, any transfer, or similar tax or charge, imposed by reason of this sale and conveyance of the Premises, and one half of the escrow fee. The Escrow Agent shall charge Lessee with the recording fees and one half of the escrow fee. This escrow shall close within sixty (60) days after all documents and monies required hereunder shall be deposited with the Escrow Agent. However, in the event Lessor shall be unable to convey title to Lessee, as hereinbefore required, then Lessee shall have the right to terminate and rescind the exercise of this option without any liability, and in such event, any and all sums that Lessee deposited in escrow hereunder shall be forthwith returned to Lessee by the Escrow Agent, and this escrow shall be canceled.

         IN WITNESS WHEREOF, the parties have executed this agreement on the date set forth above.

LESSOR:

/s/ James C. Allen
---------------------------
JAMES C. ALLEN


/s/ Sandra Kay Allen
---------------------------
SANDRA KAY ALLEN


LESSEE:

PHOTOCOMM, INC.
an Arizona corporation


By:/s/ Robert R. Kauffman
   ------------------------
   Robert R. Kauffman
   Chief Executive Officer

                                   EXHIBIT A
                               LEGAL DESCRIPTION

LOTS 2 AND 4, BLOCK 5, JENSEN ADDITION, ACCORDING TO FILE NO. 2, J-1, RECORDS OF GRAHAM COUNTY, ARIZONA

                                                                       EXHIBIT C

                              EMPLOYMENT AGREEMENT

                                (JAMES C. ALLEN)


                 This Agreement is made and entered into this 31st day of January, 1996, but effective as of February 16, 1996 (the "Effective Date"), by and between PHOTOCOMM, INC., an Arizona corporation (the "Company") and JAMES C. ALLEN ("Employee").


                 WHEREAS, Employee was previously employed as President, and was the majority stockholder of Jadco Manufacturing, Inc. ("Jadco"); and

                 WHEREAS, The Company has acquired the entire business and assets of Jadco, which business shall be conducted as an integral operating unit of the Company; and

                 WHEREAS, Employee was a key executive in Jadco, with expertise in the design, development, marketing, distribution and sale of Jadco's products and services, knowledge of the operation of the business, including particularly distribution, sales, and customer relation matters; and

                 WHEREAS, The Company desires to assure continuance of Employee's service in connection with such business; and

                 WHEREAS, the parties agree that a covenant not to compete is essential to the growth and stability of the business of Jadco during the first years after its acquisition by the Company and to the continuing viability of such business whenever the employment to which this Agreement relates is terminated, in accordance therewith the Company has entered into, or will contemporaneously herewith enter into that certain Non-Competition and Non-Disclosure Agreement as part of the consideration herein (the "Non-Competition and Non-Disclosure Agreement").

NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties agree as follows:


1.       DUTIES.

                 Upon the effective date, the Company shall employ Employee, and the Employee agrees to be employed by the Company as General Manager of the pump division of the Company, and shall perform such day to day operations of the division and such additional different or other duties related to the business as may from time to time be delegated by the Company. The Employee shall devote substantially all of his time to such duties, except for vacation periods as designated by the Company's policies, and shall otherwise observe and abide by the reasonable corporate policies and decisions of the Company in all business matters, and shall be responsible and accountable to the senior manager designated by the Chief Executive Office of the Company from time to time.

2.       TERM.

                 The Employee's employment shall begin on the effective date of this Agreement and continue until December 31, 1998.

3.       COMPENSATION.

                 The Company shall pay and the Employee shall accept as full consideration for the services to be rendered hereunder compensation consisting of the following:

         a. An initial salary of $4,000.00 per month (with anticipated annual increases based upon performance), as well as an annual incentive bonus based upon gross profit contribution of the pump division.

         b. The Employee shall also receive such other benefits as may be made available from time to time to other management employees of the Company with similar position, age and years of service as Employee.

         c. Such other items of compensation as may be agreed upon by Employee and the Company from time to time.

4.       COMPANY'S COVENANTS

                 In connection with the Company's employment of Employee as provided hereunder, the Company agrees that so long as this Agreement is in effect and Employee has not breached any of the terms hereof, the Company will not (a) change or add to Employee's duties as an employee of the Company which would necessitate as a practical matter the relocation of Employee's principal place of residence as of the date of this Agreement (which is Safford, Arizona); or (b) materially reduce Employee's duties as an employee of the Company from those described herein, or materially reduce Employee's authority in Employee's position as described herein. Notwithstanding the provisions hereof, a reasonable amount of travel, as may vary and be necessitated from time to time because of Employee's duties hereunder will not be deemed to be a change or addition to Employee's duties prohibited hereunder.

6.       MISCELLANEOUS.

                 a. GOVERNING LAW. The validity, construction, interpretation and enforceability of this Agreement and the capacity of the parties shall be determined and governed by the laws of the State of Arizona.

                 b. ASSIGNMENT. This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of the rights or obligations hereunder without first obtaining a written consent of the other party.

                 c. RIGHTS AND REMEDIES. Both parties recognize that the services to be rendered under this Agreement by Employee are special, unique, and of extraordinary character. In the event of the occurrence of any of the following, either party may, at its option, terminate this Agreement or elect to institute and prosecute proceedings in any court of competent jurisdiction, either in law or equity, to obtain damages or to enforce specific performance of the Agreement to enjoin the other party as appropriate and to recover reasonable attorneys' fees and costs of prosecuting such action:

                          i. if there is a substantial breach by either party of any of the terms and conditions of this Agreement and such breach remains uncured after the expiration of ten (10) days from the date of receipt of written notice by the other party; or

                          ii. if there is a breach by Employee of any of the covenants of the Non-Competition and Non-Disclosure Agreement or if there is any act of dishonesty, malfeasance or gross negligence by Employee.

Termination for any cause shall not constitute a waiver of the Company's rights under the Non-Competition and Non-Disclosure Agreement nor a release of Employee from his other obligations hereunder. The rights and remedies provided each of the parties herein shall be cumulative and in addition to any other rights and remedies provided by law or otherwise. Any failure in the exercise by either party of such party's rights to terminate this Agreement or to enforce any provision of this Agreement for default or violation by the other party shall not prejudice such party's right of termination or enforcement for any further or other default or violation.

                 d. COLLATERAL AGREEMENTS. This Agreement and the Non-Competition and Non-Disclosure Agreement constitute the entire Agreement between the parties respecting the employment of Employee, and there are no representations, warranties or commitments, except as set forth herein. This Agreement may be amended only by an instrument in writing executed by the parties hereto.

                 e. NOTICES. Any notice, request, demand or other communication hereunder shall be in writing and shall be deemed to be duly given when personally delivered to an officer of the Company (other than to Employee, if Employee is or becomes an officer of the Company) or to Employee, as the case may be, or when delivered by mail at the following addresses:


                                        James C. Allen
                                        P.O. Box 308
                                        Safford, Arizona 85548

                                        Photocomm, Inc.
                                        7681 E. Gray Road
                                        Scottsdale, Arizona 85260

                                        With a copy to:

                                        Steven P. Oman, Esq.
                                        Oman, Schulenburg & Politan, P.L.C
                                        4801 E. Greenway Road
                                        Scottsdale, Arizona  85254

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first date above written.



                                         /s/ James C. Allen
                                         -----------------------------
                                         JAMES C. ALLEN
                                              (EMPLOYEE)



                                         PHOTOCOMM, INC., an Arizona Corporation



                                         By:/s/ Robert R. Kauffman
                                            --------------------------
                                            Robert R. Kauffman
                                            Chief Executive Officer
                                                    (COMPANY)

                                                                       EXHIBIT D

                      NON-COMPETITION AND NON-DISCLOSURE
                                   AGREEMENT
                                (JAMES C. ALLEN)


         This Non-Competition and Non-Disclosure Agreement (the "Agreement") is made and entered into this 31st day of January, 1996, by and between JAMES C. ALLEN ("Covenantor") and PHOTOCOMM, INC., an Arizona corporation (the "Company") and is made with reference to the following:

                                    RECITALS

         A. The Company is engaged in the business of manufacturing, distributing, marketing and selling solar electric products. The Company currently conducts business world wide.

         B. Covenantor is or will be a shareholder of the Company and has been or will be employed by the Company pursuant to an Employment Agreement entered into contemporaneous herewith (the "Employment Agreement").

         C. Pursuant to that certain Agreement and Plan of Reorganization entered into contemporaneous herewith by and among Jadco Manufacturing, Inc. ("Jadco", owned by Covenantor), as Seller and the Company as Purchaser (the "Purchase Agreement"), the Company is acquiring all of the business and assets of Jadco.

         D. Covenantor acknowledges that the Company and its employees and shareholders have over many years devoted substantial time, effort and resources to developing the Company's trade secrets and its other confidential and proprietary information, as well as the Company's relationships with customers, suppliers, employees and others doing business with the Company; that such relationships, trade secrets and other information are vital to the successful conduct of the Company's business in the future; that the Company is entering into the Purchase Agreement relying on the fact that Covenantor, as shareholder and officer of Jadco, has established personal and professional relationships with customers, suppliers, employees and others having business relationships with the business of Jadco which is being purchased by the Company, and Covenantor has had unlimited access to Jadco's trade secrets and other confidential and proprietary information, and because of Covenantor's employment pursuant to the Employment Agreement, Covenantor will have substantial access to the Company's other trade secrets and confidential information; and that because of such relationships and because of Covenantor's access to the Company's confidential information and trade secrets, Covenantor would be in a unique position to divert business from the Company and to commit irreparable damage to the Company were Covenantor to be allowed to compete with the Company or to commit any of the other acts prohibited below; that the enforcement of said restrictive covenants against Covenantor would not impose any undue burden upon Covenantor; that none of said restrictive covenants is unreasonable as to period or geographic area; and that the ability to enforce said restrictive covenants against Covenantor is a material inducement to the decision of the Company to consummate the transactions contemplated in the Purchase Agreement.

         NOW, THEREFORE in consideration of the foregoing recitals, the mutual agreements hereinafter set forth and the mutual benefits to be derived therefrom, Covenantor covenants and agrees as follows:

         1.      Definitions.

                 (a) The term "Company," as used herein, means not only Photocomm, Inc., but also any company, partnership or entity which, directly or indirectly, controls, is controlled by or is under common control with Photocomm, Inc.

                 (b) The term "Confidential Information", as used herein, means all information or materials not generally known by non-Company personnel which (i) gives the Company some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interest of the Company; (ii) which is owned by the Company or in which the Company has an interest and (iii) which is either (A) marked "Confidential Information", "Proprietary Information" or other similar marking,
(B) known by Covenantor to be considered confidential and proprietary by the Company, or (C) from all the relevant circumstances would reasonably by assumed by Covenantor to be confidential and proprietary to the Company. Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing): trade secrets, inventions, drawings, file data, documentation, diagrams, specifications, know how, processes, formulas, models, flow charts, software in various stages of development, source codes, object codes, research and development procedures, research or development and test results, marketing techniques and materials, marketing, development and distribution plans, price lists, pricing policies, business plans, information relating to customers and/or suppliers' identities, characteristics and agreements, financial information and projections, and employee files. Confidential Information also includes any information described above which the Company obtains from another party and which the Company treats as proprietary or designates as Confidential Information, whether or not owned or developed by the Company. Notwithstanding the above, however, no information constitutes confidential information if it is generic information or general knowledge which Covenantor would have learned in the course of similar employment elsewhere in the trade or if it is otherwise publicly known and in the public domain.

         (c) The term "Closing" shall have the meaning ascribed to it in the Purchase Agreement.

         2. Covenant Not to Compete. Covenantor shall not at any time prior to the later to occur of (a) the end of the five (5) year period immediately following the Closing or (b) the end of the one (1) year period following termination of Covenantor's employment with the Company (the "Restricted Period"), have any ownership interest (of record or beneficial) in or have any interest (other than in the Company) as an employee, salesman, consultant, officer or director in, or otherwise aid or assist in any manner
(i) any firm, corporation, partnership, proprietorship or other business that engages anywhere in the World in a business which is similar to that in which the Company is engaged (or in which Jadco is engaged, the business of which is being purchased by the Company) in such territory as of the Closing, so long as the Company, or any successor in interest of the Company to the business and goodwill of the Company, remains engaged in such business in such territory or continues to solicit customers or potential customers provided, however, that Covenantor may own, directly or indirectly, solely as an investment, securities of any person which are traded on any national securities exchange if such shareholder (i) is not a controlling person of, or a member of a group which controls, such person or (ii) does not, directly or indirectly own one percent or more of any class of securities of such person.

         3. Solicitation of Business. During the Restricted Period, Covenantor shall not solicit or assist any other person to solicit any business (other than for the Company) from any present or past customer of the Company or Jadco, or request or advise any present or future customer, vendor or consultant of the Company to withdraw, curtail or cancel its business dealings with the Company; or commit any other act or assist others to commit any other act which might injure the business of the Company.

         4. Employees. During the Restricted Period, Covenantor shall not directly or indirectly (i) solicit or encourage any employee of the Company to leave the employ of the Company or (ii) hire any employee who has left the employ of the Company if such hiring is proposed to occur within one year after the termination of such employee's employment with the Company.

         5. Nondisclosure. From and after the Closing, Covenantor shall not (nor will Covenantor assist any other person to do so) directly or indirectly reveal, report, publish or disclose the Confidential Information to any person, firm or corporation not expressly authorized by the Company to receive such Confidential Information, or use (or assist any person to use) such Confidential Information except for the benefit of the Company.

         6. Ownership and Return of Materials. To the extent that Covenantor has not already done so, Covenantor shall immediately following termination of employment with the Company surrender to the Company all notes, data, sketches, drawings, manuals, documents, records, data bases, programs, blueprints, memoranda, specifications, customer lists, financial reports, equipment and all other physical forms of expression incorporating or containing any Confidential Information, it being distinctly understood that all such writings, physical forms of expression and other things are the exclusive property of the Company.

         7. Consideration. In consideration for entering into this Agreement, the Company agrees to pay Covenantor the aggregate amount of One Hundred Fifty Thousand and no/100ths Dollars ($150,000.00), payable in monthly installments of Two Thousand Five Hundred and no/100th Dollars ($2,500.00) commencing thirty (30) days after the Closing, and continuing thereafter on the same day each month until fully paid.

         8. Rights and Remedies Upon Breach. If Covenantor breaches, or threatens to commit a breach of, any of the provisions of this Agreement (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity;

                 (a) Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced or to have any actual or threatened breach thereof enjoined by any court having equity jurisdiction, all without the need to post a bond or any other security or to prove any amount of actual damage or that money damages would not provide an adequate remedy, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that monetary damages will not provide an adequate remedy to the Company; and

                 (b) Accounting and Indemnification. The right and remedy to require Covenantor (i) to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Covenantor or any associated party deriving such benefit as a result of any such breach of the Restrictive Covenants; and (ii) to indemnify the Company against any other losses, damages (including special and consequential damages), costs and expenses, including actual attorney's fees and court costs, which may be incurred by them and which result from or arise out of any such breach or threatened breach of the Restrictive Covenants.

         9. Severability of Covenants/Blue Penciling. The Restrictive Covenants shall be subject to Section 13(g) hereof and Covenantor hereby waives any and all right to attack the validity of the Restrictive Covenants on the grounds of the breadth of their geographic scope or the length of their term.

         10. Enforceability in Jurisdictions. The Company and Covenantor intends to and do hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Company and Covenantor that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

         11. Attorney's Fees. In the event of any action, suit, or other proceeding concerning the negotiation, interpretation, validity, performance, or breach of this Agreement, the prevailing party shall recover all of such party's actual attorney's fees, expenses, and costs, not limited to costs of suit, incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions relating thereto. As used herein "actual attorneys' fees" means the full and actual cost of any legal services actually performed in connection with the matter for which such fees are sought calculated on the basis of the usual fees charged by the attorneys performing such services, and shall not be limited to "reasonable attorneys' fees" as that term may be defined in statutory or decisional authority.


         12.     Miscellaneous.

                 (a) Modification. This Agreement, the Employment Agreement and the Purchase Agreement and all other documents entered into pursuant to its terms set forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreement between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

                 (b) Successors and Assigns. The terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, their personal representatives, administrators, executors, heirs, successors and assigns.

                 (c) Waiver. The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party's rights thereafter to enforce the same; nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

                 (d) Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases addressed to:

                        Company:             PHOTOCOMM, INC.
                                             7681 E. Gray Road
                                             Scottsdale, AZ 85260

                        With a copy to:      Steven P. Oman
                                             Oman, Schulenburg & Politan, P.L.C.
                                             4801 E. Greenway Road
                                             Scottsdale, Arizona  85254

                        Covenantor:          James C. Allen
                                             P.O. Box 308
                                             Safford, Arizona 85548

                 All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgment or other evidence of actual receipt of delivery to the address. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three business days thereafter. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional personal to which all such notices or communications thereafter are to be given.

                 (e) Time of Essence. Time is hereby declared to be of the essence of this Agreement and of every part hereof.

                 (f) Severance and Enforcement. All Sections, clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid Sections, clauses or covenants were not contained herein. Without limitation, the parties intend that the covenants contained in this Agreement shall be severable insofar as the geographic and time restrictions set forth herein are concerned. If, in any judicial proceeding, a court shall refuse to enforce the geographic and/or time restriction set forth herein to their fullest extent, then the geographic and/or time restrictions set forth herein shall be reduced to the extent necessary to permit enforcement of the foregoing covenant to the fullest extent possible.

                 (g) Governing Law and Venue. This Agreement is to be governed by and construed in accordance with the laws of the State of Arizona applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Subject to Section 11 hereof, any suit brought hereon shall be brought in the state or federal courts sitting in Phoenix, Arizona, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Subject to Section 11 hereof, each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by Arizona law.

                 (h) Gender. Where the context so requires, the use of the masculine gender shall include the feminine and/or neuter genders and the singular shall include the plural, and vice versa, and the word "person" shall include any corporation, firm, partnership or other form of association.

                 (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

                 (j) Construction. The language in all parts of this Agreement shall in all cases be construed simply, accordingly to its fair meaning, and not strictly for or against any of the parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof.

         IN WITNESS WHEREOF, the parties hereto duly executed this Agreement as of the date and year first above written.

                       COVENANTOR:       /s/ James C. Allen
                                         ------------------------------------
                                         James C. Allen


                       THE COMPANY:      Photocomm, Inc., an Arizona corporation

                                         By:/s/ Robert R. Kauffman
                                            ---------------------------------
                                            Robert R. Kauffman
                                            Chief Executive Officer